                   LOAN AND SECURITY AGREEMENT

                   Dated as of January 13, 1997

                              Between

                 BANKAMERICA BUSINESS CREDIT, INC.

                           AS THE LENDER

                                and

                            STROUDS, INC.

                          AS THE BORROWER









































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                          TABLE OF CONTENTS

DEFINITIONS                                                    1
     Account                                                   1
     Account Debtor                                            1
     ACH Transactions                                          1
     Adjusted Net Income (Loss)                                1
     Adjusted Tangible Assets                                  1
     Affiliate                                                 1
     Anniversary Date                                          2
     Availability                                              2
     Bank                                                      2
     Borrowing                                                 2
     Business Day                                              2
     Capital Adequacy Regulation                               3
     Capital Expenditures                                      3
     Capital Lease                                             3
     Closing Date                                              3
     Code                                                      3
     Collateral                                                3
     Contaminant                                               3
     Conversion/Continuation Date                              3
     Debt                                                      3
     Default                                                   4
     Distribution                                              4
     DOL                                                       4
     Dollar                                                    4
     Eligible Inventory                                        4
     Environmental Laws                                        4
     Environmental Lien                                        5
     ERISA                                                     5
     ERISA Affiliate                                           5
     ERISA Event                                               5
     Event of Default                                          5
     Financial Statements                                      5
     Fiscal Year                                               5
     Funding Date                                              5
     GAAP                                                      5
     Guaranty                                                  5
     Intercompany Accounts                                     6
     Interest Period                                           6
     In-Transit Inventory                                      6
     Inventory                                                 6
     IRS                                                       7
     Latest Projections                                        7
     Letters of Credit                                         7
     Letter of Credit Fee                                      7
     LIBOR Interest Payment Date                               7
     LIBOR Interest Rate Determination Date                    7
     LIBOR Rate                                                7
           Eurodollar Reserve Percentage                       7
           LIBOR                                               8
     LIBOR Revolving Loan                                      8
     Lien                                                      8

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                                                             PAGE

     Loans                                                     8
     Maximum Rate                                              8
     Miscellaneous Deductions                                  8
     Loan Documents                                            8
     Multiemployer Plan                                        8
     Notice of Borrowing                                       8
     Notice of Conversion/Continuation                         8
     Obligations                                               9
     Other Taxes                                               9
     Participating Lender                                      9
     Patent and Trademark Assignment                           9
     Payment Account                                           9
     PBGC                                                      9
     Pension Plan                                              9
     Permitted Liens                                          10
     Person                                                   10
     Plan                                                     10
     Premises                                                 10
     Proceeds                                                 11
     Property                                                 11
     Proprietary Rights                                       11
     Public Authority                                         11
     Receivables                                              11
     Reference Rate                                           11
     Reference Rate Revolving Loans                           12
     Release                                                  12
     Reportable Event                                         12
     Requirement of Law                                       12
     Restricted Investment                                    12
     Reversions                                               12
     Revolving Loans                                          13
     Security Interest                                        13
     Slow Moving                                              13
     Solvent                                                  13
     Stated Termination Date                                  13
     Subsidiary                                               13
     Supporting Letter of Credit                              13
     Swap Transactions                                        13
     Taxes                                                    13
     Total Facility                                           13
     UCC                                                      13
     Unused Line Fee                                          13
     1.2   Accounting Terms                                   13
     1.3   Other Terms                                        14

LOANS AND LETTERS OF CREDIT                                   14
     2.1   Total Facility                                     14
     2.2   Revolving Loans                                    14
     2.3   Letters of Credit                                  15




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                                                            PAGE

INTEREST AND OTHER CHARGES                                    18
     3.1   Interest                                           18
     3.2   Conversion and Continuation Elections              19
     3.3   Maximum Interest Rate                              21
     3.4   Letter of Credit Fee                               21

PAYMENTS                                                      21
     4.1   Revolving Loans                                    21
     4.2   Place and Form of Payments; Extension of Time      21
     4.3   Application and Reversal of Payments               22
     4.4   Indemnity for Returned Payments                    22

LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS                22

TAXES, YIELD PROTECTION AND ILLEGALITY                        22
     6.1   Taxes                                              22
     6.2   Illegality                                         23
     6.3   Increased Costs and Reduction of Return            24
     6.4   Funding Losses                                     24
     6.5   Inability to Determine Rates                       25
     6.6   Survival                                           25

COLLATERAL                                                    25
     7.1       Grant of Security Interest                         25
     7.2   Perfection and Protection of Security Interest     26
     7.3   Location of Collateral                             26
     7.4   Title to, Liens on, and Sale and Use of Collateral 27
     7.5   Appraisals                                         27
     7.6   Access and Examination                             27
     7.7   Insurance                                          27
     7.8   Collateral Reporting                               28
     7.9   Accounts                                           28
     7.10  Collection of Accounts; Payments                   29
     7.11  Inventory                                          30
     7.12  Documents, Instruments, and Chattel Paper          30
     7.13  Right to Cure                                      30
     7.14  Power of Attorney                                  30
     7.15  Lender's Rights, Duties, and Liabilities           31

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES             31
     8.1   Books and Records                                  31
     8.2   Financial Information                              32
     8.3   Notices to Lender                                  33

GENERAL WARRANTIES AND REPRESENTATIONS                        35
     9.1   Authorization, Validity, and Enforceability of
            this Agreement and the Loan Documents             35
     9.2   Validity and Priority of Security Interest         35
     9.3   Organization and Qualification                     35
     9.4   Corporate Name; Prior Transactions                 36



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                                                            PAGE

     9.5   Subsidiaries and Affiliates                        36
     9.6   Financial Statements and Projections               36
     9.7   Capitalization                                     36
     9.8   Solvency                                           37
     9.9   Debt                                               37
     9.10  Title to Property                                  37
     9.11  Adequate Assets                                    37
     9.12  Real Property; Leases                              37
     9.13  Proprietary Rights                                 37
     9.14  Trade Names and Terms of Sale                      37
     9.15  Litigation                                         37
     9.16  Restrictive Agreements                             38
     9.17  Labor Disputes                                     38
     9.18  Environmental Laws                                 38
     9.19  No Violation of Law                                39
     9.20  No Default                                         39
     9.21  ERISA Compliance                                   40
     9.22  Taxes                                              40
     9.23  Use of Proceeds                                    40
     9.24  Broker's Fees                                      41
     9.25  No Material Adverse Change                         41
     9.26  Disclosure                                         41

AFFIRMATIVE AND NEGATIVE COVENANTS                            41
     10.1   Taxes and Other Obligations                       41
     10.2   Corporate Existence and Good Standing             41
     10.3   Compliance with Law and Agreements                41
     10.4   Maintenance of Property and Insurance             42
     10.5   Environmental Laws                                42
     10.6   ERISA                                             42
     10.7   Mergers, Consolidations, Acquisitions, or Sales   42
     10.8   Distributions; Capital Changes                    42
     10.9   Transactions Affecting Collateral or Obligations  42
     10.10  Guaranties                                        42
     10.11  Debt                                              43
     10.12  Prepayment                                        43
     10.13  Transactions with Affiliates                      43
     10.14  Business Conducted                                43
     10.15  Liens                                             43
     10.16  Sale and Leaseback Transactions                   43
     10.17  New Subsidiaries                                  43
     10.18  Restricted Investments                            43
     10.19  Capital Expenditures                              43
     10.20  Adjusted Net Income (Loss)                        44
     10.21  Further Assurances                                44

CLOSING; CONDITIONS TO CLOSING                                44
     11.1   Conditions Precedent to Making of Loans and
             Issuance of Letters of Credit on the
             Closing Date                                     44



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                                                            PAGE

            Representations and Warranties; Covenants         44
            Delivery of Document                              44
            Termination of Liens                              45
            Payment of Fees and Expenses                      45
            Required Approvals                                45
            No Material Adverse Change                        45
            Proceedings                                       45
            Excess Availability                               45
            Projections                                       45
            Third Party Facilities                            45
     11.2   Conditions Precedent to Each Loan                 45

DEFAULT; REMEDIES                                             46
     12.1   Events of Default                                 46

REMEDIES                                                      48

TERM AND TERMINATION                                          49

MISCELLANEOUS                                                 50
     15.1   Cumulative Remedies; No Prior Recourse to
             Collateral                                       50
     15.2   No Implied Waivers                                50
     15.3   Severability                                      50
     15.4   Governing Law                                     50
     15.5   Consent to Jurisdiction and Venue; Service of
             Process                                          50
     15.6   Waiver of Jury Trial                              51
     15.7   Arbitration; Reference Proceeding                 51
     15.8   Survival of Representations and Warranties        52
     15.9   Other Security and Guaranties                     52
     15.10  Fees and Expenses                                 52
     15.11  Notices                                           53
     15.12  Indemnification                                   53
     15.13  Waiver of Notices                                 54
     15.14  Binding Effect; Assignment                        54
     15.15  Modification                                      54
     15.16  Counterparts                                      55
     15.17  Captions                                          55
     15.18  Right of Set-Off                                  55
     15.19  Participating Lender's Security Interests         55


                            EXHIBITS

A    -      Form of Security Agreement (Intellectual Property)
B    -      Permitted Liens
C    -      Form of Bailee Agreements
D-1  -      Financial Statements
D-2  -      Projections



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                            SCHEDULES

7.3  -      Location of Collateral, etc.
9.4  -      Corporate Names; Prior Transactions
9.5  -      Subsidiaries and Affiliates
9.12 -      Real Property and Leases
9.13 -      Proprietary Rights
9.14 -      Trade Names and Styles
9.15 -      Litigation
9.17 -      Labor Disputes













































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            LOAN AND SECURITY AGREEMENT, dated as of January 13, 1997, by and between BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, with offices at 55 South Lake Avenue, Suite 900, Pasadena, California 91101 (the "LENDER") and Strouds, Inc., a Delaware corporation, with offices at 780 South Nogales Street, City of Industry, California 91748 (the "BORROWER").

                             WITNESSETH

            WHEREAS, the Borrower has requested the Lender to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $40,000,000.00, which extensions of credit the Borrower will use to repay certain of its existing indebtedness to the Bank and for its working capital needs and general business purposes;

            NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lender hereby agree as follows:

     1.     DEFINITIONS. As used herein:

            "ACCOUNT" means the Borrower's right to payment for a sale or lease and delivery of goods or rendition of services.

            "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account.

            "ACH TRANSACTIONS" means all debts, liabilities, and obligations now or hereafter owing from the Borrower to the Bank arising from or related to the automatic clearing house transfer of funds by the Bank for the account of the Borrower pursuant to agreement or overdrafts.

            "ADJUSTED NET INCOME (LOSS)" means, with respect to any fiscal period of the Borrower, the Borrower's net income (loss) after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period.

            "ADJUSTED TANGIBLE ASSETS" means all of the Borrower's assets except: (a) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (b) Restricted Investments; (c) unamortized debt discount and expense; (d) assets of the Borrower constituting Intercompany Accounts; and (e) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

            "AFFILIATE" means: (a) a Person which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower; (b) a Person which beneficially owns or holds, directly or indirectly, ten percent or more of any class of voting stock of the Borrower; or (c) a Person in which ten percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by the Borrower. The term "control" (including the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

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            "ANNIVERSARY DATE" means each anniversary of the Closing Date.

            "AVAILABILITY" means at any time the lesser of:

                  (a) Forty Million and 00/100 Dollars ($40,000,000.00) (the "MAXIMUM REVOLVING CREDIT LINE"); OR

                  (b) up to and including sixty percent (60%) of the value of Eligible Inventory (PROVIDED that such percentage shall increase to 65% during the period from and including January 1 to and including April 15 of each year);

PROVIDED, HOWEVER, that at all times Availability shall be reduced by the sum of:

            (i) the unpaid principal balance of Revolving Loans at that time;

            (ii) the aggregate undrawn face amount of all outstanding Letters of Credit which the Lender has caused to be issued or obtained for the Borrower's account;

            (iii) reserves for accrued interest on the Revolving
     Loans;

            (iv) reserves in Lender's reasonable discretion with respect to Swap Transactions, with the amount thereof to be at all times equal to the maximum exposure of the Bank;

            (v) the reserves, if any, required pursuant to SECTIONS 7.11 and 11.1(j) hereof; and

            (vi) all other reserves which the Lender reasonably deems necessary or desirable to maintain with respect to the Borrower's account due to (a) events not anticipated by the Lender as of the Closing Date, (b) impairment of the Collateral or the Security Interest, (c) breaches of the Borrower's obligations under this Agreement or (d) changes in the Borrower's business practices, and including, without limitation, with respect to any amounts which the Lender may be obligated to pay in the future for the account of the Borrower.

            "BANK" means Bank of America National Trust and Savings Association in San Francisco, California.

            "BORROWING" means a borrowing hereunder consisting of Revolving Loans by the Lender to the Borrower or the issuance of Letters of Credit hereunder.

            "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations,


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fundings and payments in connection with the LIBOR Rate or LIBOR Revolving
Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

            "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Public Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            "CAPITAL EXPENDITURES" means all payments due (whether or not paid) during a Fiscal Year in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

            "CAPITAL LEASE" means any lease of Property by the Borrower that, in accordance with GAAP, should be reflected as a liability on the balance sheet of the Borrower.

            "CLOSING DATE" means the date of this Agreement.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COLLATERAL" has the meaning given to such term in SECTION 7.1.

            "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or other substance or material, the handling, release, or possession of which is regulated to protect health, safety, or the environment, or any constituent of any such substance or waste.

            "CONVERSION/CONTINUATION DATE" has the meaning given to such term in Section 3.2(a).

            "DEBT" means all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (c) the Borrower's liabilities and obligations to trade creditors; (d) all Obligations; (e) all obligations and liabilities of any Person secured by any Lien on the Borrower's Property, even though the Borrower shall not have assumed or become liable for the payment thereof; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (f) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement


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with respect to Property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (g) all accrued pension fund and other employee benefit plan obligations and liabilities; (h) all obligations and liabilities under Guaranties; and (i) deferred taxes.

            "DEFAULT" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

            "DISTRIBUTION" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect of capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock of such corporation.

            "DOL" means the United States Department of Labor or any successor department or agency.

            "DOLLAR" means United States Dollars.

            "ELIGIBLE INVENTORY" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, that constitutes first quality finished goods and that: (a) is not, in the Lender's reasonable opinion, Slow Moving; (b) is located at Premises owned or leased by the Borrower or on Premises otherwise reasonably acceptable to the Lender or is In-Transit Inventory, provided that 50% of the In-Transit Inventory shall not be considered as Eligible Inventory; (c) is subject to the Lender's first priority perfected security interest; (d) is not packaging and shipping materials, supplies, bill-and-hold Inventory, lay-away Inventory, defective Inventory, or Inventory delivered to the Borrower on consignment; and (e) the Lender, in the exercise of its reasonable discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Lender may from time to time establish. The Eligible Inventory shall be reduced by the amount from time to time of Miscellaneous Deductions. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

            "ENVIRONMENTAL LAWS" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the Borrower's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; the Clean Water Act, 33 U.S.C. Section 466 et seq., as amended; the Clean Air Act, 42



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U.S.C. Section 7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation regulations.

            "ENVIRONMENTAL LIEN" means a Lien in favor of any Public Authority for (a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA EVENT" means, with respect to the Borrower, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001 (a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA;
(d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

            "EVENT OF DEFAULT" has the meaning specified in SECTION 12.1.

            "FINANCIAL STATEMENTS" means, according to the context in which it is used, the financial statements attached hereto as EXHIBIT D-1, or any financial statements required to be given to the Lender pursuant to SECTION 8.2(a), (b) and (c), or any combination thereof.

            "FISCAL YEAR" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on March 1, 1997.

            "FUNDING DATE" means the date on which a Borrowing occurs.

            "GAAP" means at any particular time generally accepted accounting principles in the United States as in effect at such time.

            "GUARANTY" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect

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guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; and (c) to lease Property or to purchase any debt or equity securities or other Property or services.

            "INTERCOMPANY ACCOUNTS" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

            "INTEREST PERIOD" means, as to any LIBOR Revolving Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Revolving Loan, and ending on the date one week or one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that:

                  (i)   if any Interest Period would otherwise
     end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to a LIBOR Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Stated Termination Date (unless this Agreement is extended) or any renewal term.

            "IN-TRANSIT INVENTORY" means Inventory (that is otherwise Eligible Inventory) that is located in the United States but is temporarily not situated at one of the Premises or any other location opened in the United States after the Closing Date.

            "INVENTORY" means all of the Borrower's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might


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be used or consumed in the Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them, but shall exclude equipment, fixtures and leasehold improvements.

            "IRS" means the Internal Revenue Service or any successor agency.

            "LATEST PROJECTIONS" means: (a) on the Closing Date and thereafter until the Lender receives new projections pursuant to SECTION 8.2(f), the projections of the Borrower's monthly financial condition, results of operations, and cash flow for the one-year period ending February 28, 1998, attached hereto as EXHIBIT D-2; and (b) thereafter, the projections most recently received by the Lender pursuant to SECTION 8.2(f).

            "LETTERS OF CREDIT" has the meaning specified in SECTION 2.3.

            "LETTER OF CREDIT FEE" has the meaning specified in SECTION 3.4.

            "LIBOR INTEREST PAYMENT DATE" means, with respect to a LIBOR Revolving Loan, the last day of each Interest Period applicable to such Loan.

            "LIBOR INTEREST RATE DETERMINATION DATE" means each date of calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Revolving Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Revolving Loan.

            "LIBOR RATE" means, for any Interest Period, with respect to LIBOR Revolving Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/lOOOth of 1.0%) determined as follows:



                                     LIBOR
     LIBOR Rate  =   ----------------------------------------
                       1.00 - Eurodollar Reserve Percentage

     Where,

                  "EURODOLLAR RESERVE PERCENTAGE" means for any
            day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/lOOth of 1.0%) in effect on such day (whether or not applicable to the Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "LIBOR" means the rate of interest per annum
            (expressed as a decimal, rounded upward to the next 1/100 of 1%) notified to the Lender by Bank as the rate of interest at which United States Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Revolving Loan and having a maturity comparable to such Interest Period would be offered by Bank's applicable lending office to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            "LIBOR REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

            "LIEN" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

            "LOANS" means, collectively, all loans and advances provided for in SECTION 2.

            "MAXIMUM RATE" has the meaning specified in Section 3.3.

            "MISCELLANEOUS DEDUCTIONS" means capitalized overhead, capitalized distribution expenses, gift certificates, merchandise credits and similar items.

            "LOAN DOCUMENTS" means this Agreement, the Patent and Trademark Assignment, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

            "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six (6) years obligated to make contributions.

            "NOTICE OF BORROWING" has the meaning specified in SECTION 2.2(b).

            "NOTICE OF CONVERSION/CONTINUATION" has the meaning specified in
SECTION 3.2(b).

            "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debt owing by the Borrower to the Lender under this Agreement, as amended, modified, continued or restated from time to time, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under another Loan Document. "OBLIGATIONS" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter owing from Borrower to Lender under or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter owing from the Borrower to the Lender arising from or related to ACH Transactions and Swap Transactions.

            "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, but excluding the Lender's income taxes or franchise taxes.

            "PARTICIPATING LENDER" means any Person who shall have been granted the right by the Lender to participate in the Loans and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

            "PATENT AND TRADEMARK ASSIGNMENT" means, collectively, the Security Agreement (Intellectual Property) dated as of the date hereof, between the Borrower and the Lender, in substantially the form attached as EXHIBIT A and the various documents and agreements executed in connection therewith, all to further evidence and further perfect the Lender's Security Interest in the Borrower's present and future Proprietary Rights specified therein.

            "PAYMENT ACCOUNT" means each blocked bank account or bank account associated with a lock box, established pursuant to SECTION 7.10, to which the funds of the Borrower (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Lender or the Borrower, as the Lender may reasonably determine, on terms reasonably acceptable to the Lender.

            "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

            "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multiemployer Plan, has made contributions at any time during the current year or the immediately preceding six (6) plan years.

            "PERMITTED LIENS" means: (a) Liens for taxes not yet delinquent or Liens for taxes in an amount not to exceed $100,000 being contested in good faith by appropriate proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect; (b) Liens in favor of the Lender; (c) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of the Borrower and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statements and a stay of enforcement of any such Lien is in effect; (d) Liens in connection with workers' compensation or other unemployment insurance incurred in the ordinary course of the Borrower's business; (e) Liens created by deposits of cash to secure performance of bids, tenders, leases, or trade contracts, incurred in the ordinary course of business of the Borrower and not in connection with the borrowing of money; (f) Liens arising by reason of cash deposit for surety or appeal bonds in the ordinary course of business of the Borrower; (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (h) with respect to any
Premises: easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or impair the use or operation of the Collateral by the Borrower, or materially interfere with the ordinary conduct of the business of the Borrower; (i) purchase money security interests in equipment and liens of lessors under Capital Leases to the extent that the acquisition or lease of the underlying asset was permitted under SECTION 10.19, the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset; and (j) such liens as are set forth on EXHIBIT B hereto.

           "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, Public Authority, or any other entity.

            "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or an ERISA Affiliate sponsors or maintains or to which the Borrower or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

            "PREMISES" means the land identified by addresses on SCHEDULE 7.3 together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which the Borrower has any interests on the Closing Date, and any land added to
Schedule 7.3 from time to time.

            "PROCEEDS" means all products and proceeds of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

            "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "PROPRIETARY RIGHTS " means all of the Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including without limitation those patents, trademarks and copyrights set forth on SCHEDULE 9.13, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

            "PUBLIC AUTHORITY" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

            "RECEIVABLES" means all of the Borrower's now owned and hereafter arising or acquired: Accounts (whether or not earned by performance), including Accounts owed to the Borrower by any of its Subsidiaries or Affiliates and including Accounts arising from credit card sales, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming the Borrower as beneficiary; contract rights, chattel paper, instruments, documents, investment property, general intangibles (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to the Borrower from or with respect to any Plan) and all forms of obligations owing to the Borrower (including, without limitation, in respect of loans, advances, and extensions of credit by the Borrower to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by the Borrower and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

            "REFERENCE RATE" means the rate of interest publicly announced from time to time by the Bank as its reference rate. It is a rate set by the

Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Bank may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

            "REFERENCE RATE REVOLVING LOANS" means a Revolving Loan during any period in which it bears interest based on the Reference Rate.

            "RELEASE" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.

            "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            "REQUIREMENT OF LAW" means any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority.

            "RESTRICTED INVESTMENT" means any acquisition of Property by the Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of the Borrower or its Subsidiaries, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of the Borrower or its Subsidiaries; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; (f) shares of any money market mutual fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (c) and (d) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; and (g) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (c) above and are with any bank or trust company described in clause (d) above.

            "REVERSIONS" means any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan.

            "REVOLVING LOANS" has the meaning specified in Section 2.2.

            "SECURITY INTEREST" means collectively the Liens granted to the Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument entered into in connection with any of the Loan Documents.

            "SLOW MOVING" means, with respect to Inventory of Borrower, any Inventory for which there has been no order activity during the prior six (6) months and, based on the last twelve (12) months' sales activity, is projected not to sell within the next twelve (12) months. Slow Moving Inventory shall be calculated after each audit.

            "SOLVENT" shall mean when used with respect to any Person that:
(a) the fair value of all its Property is in excess of the total amount of its debts (including the probable amount of contingent liabilities); (b) it is able to pay its debts as they mature; and (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

            "STATED TERMINATION DATE" has the meaning specified in SECTION 14.

            "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

            "SUPPORTING LETTER OF CREDIT" has the meaning specified in Section 2.3(f)(3).

            "SWAP TRANSACTIONS" means interest rate swaps entered into by the Bank for the account of or otherwise for the benefit of the Borrower.

            "TAXES" means any and all present or future taxes, assessments, levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof under the laws of which the Lender is organized or maintains a lending of office.

            "TOTAL FACILITY" has the meaning specified in SECTION 2.1.

            "UCC" means the Uniform Commercial Code (or any successor statute) of the State of California or of any other state the laws of which are required by Section 9103 thereof to be applied in connection with the issue of perfection of security interests.

            "UNUSED LINE FEE" has the meaning specified in SECTION 3.1(c).

            1.2 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

            1.3 OTHER TERMS. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and VICE VERSA, and each masculine, feminine, or neuter pronoun shall also include the other genders. Unless the contrary is expressly stated, all references to times shall be to Los Angeles time.

     2.     LOANS AND LETTERS OF CREDIT.

            2.1 TOTAL FACILITY. Subject to all of the terms and conditions of this Agreement, the Lender shall make available a total credit facility of up to $40,000,000.00 (the "TOTAL FACILITY") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit up to the limits of the Availability, consisting of revolving loans and letters of credit as described in SECTIONS
2.2 and 2.3.

            2.2   REVOLVING LOANS.

                  (a) The Lender shall, upon the Borrower's request from time to time, make revolving loans (the "REVOLVING LOANS") to the Borrower up to the limits of the Availability. The Lender, in its discretion, may elect to exceed the limits of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability or to be obligated to exceed the limits of the Availability on any other occasion. If the unpaid balance of the Revolving Loans exceeds the Availability (with Availability determined for this purpose as if the amount of the Revolving Loans were zero), then the Lender may refuse to make or otherwise restrict Revolving Loans on such terms as the Lender determines until such excess has been eliminated. The Borrower may request Revolving Loans either telephonically or in writing (if in writing, pursuant to clause
(b), below). Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by the Borrower to do so and the crediting of a Revolving Loan to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loan as provided herein. The Lender will charge all Revolving Loans and other Obligations to a loan account of the Borrower maintained with the Lender. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by the Lender pursuant to the Loan Documents, will be charged as Revolving Loans to the Borrower's loan account as of the date due from the Borrower or the date paid or incurred by the Lender, as the case may be.

                  (b)   PROCEDURE FOR BORROWING.


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
                        (i) Each Borrowing shall be made upon the Borrower's irrevocable written notice ("NOTICE OF BORROWING") delivered to the Lender (which notice must be received by the Lender (i) prior to 10:30 a.m. two Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans and (ii) prior to 11:00 a.m. on the requested Funding Date, in the case of Reference Rate Revolving Loans), specifying:

                        (A)   the amount of the Borrowing;

                        (B) the requested Funding Date, which shall be a Business Day;

                        (C) whether the Revolving Loans requested are to be Reference Rate Revolving Loans or LIBOR Revolving Loans or a combination thereof; and

                        (D) the duration of the Interest Period if all or part of the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Revolving Loans, such Interest Period shall be one week.

                        (ii) After giving effect to any Borrowing, there may not be more than four (4) different Interest Periods in effect.

                        (iii) With respect to any request for Reference Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing, the Borrower may give the Lender telephonic notice of such request by the required time.

            2.3   LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions of this Agreement, the Lender shall, upon the Borrower's request from time to time, cause merchandise or standby letters of credit to be issued for the Borrower's account (the "LETTERS OF CREDIT"). The Lender will not cause to be issued any Letter of Credit if: (i) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit, would exceed $6,000,000; (ii) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from Borrower to Lender in connection with the issuance thereof, would cause the Availability to be exceeded at such time; or (iii) the expiration date of the Letter of Credit would exceed the Stated Termination Date or any renewal term or be greater than twelve (12) months from the date of issuance. All payments made and expenses incurred by the Lender pursuant to or in connection with the Letters of Credit will be charged to the Borrower's loan account as Revolving Loans.

                  (b) OTHER CONDITIONS. In addition to being subject to the satisfaction of the applicable conditions precedent contained in SECTION 11, the obligation of the Lender to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied or waived by Lender:

                        (1) The Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Lender for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Lender and such proposed issuer; and

                        (2) As of the date of issuance, no order of any court, arbitrator or Public Authority shall purport by its terms to enjoin or restrain the issuer of the proposed Letter of Credit from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (c)   ISSUANCE OF LETTERS OF CREDIT.

                        (1) REQUEST FOR ISSUANCE. The Borrower shall give the Lender two (2) Business Days' prior written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit that the Lender is requested to cause to be issued.

                        (2) NO EXTENSIONS OR AMENDMENT. The Lender shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this SECTION 2.3 are met as though a new Letter of Credit were being requested and issued.

                  (d)   PAYMENTS PURSUANT TO LETTERS OF CREDIT.

                        (1) PAYMENT OF LETTER OF CREDIT OBLIGATIONS. The Borrower agrees to reimburse the issuer for any draw under any Letter of Credit immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

                        (2) REVOLVING LOANS TO SATISFY REIMBURSEMENT OBLIGATIONS. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit and the Borrower shall not have repaid such amount to the issuer of such Letter of Credit pursuant to SECTION 2.3(d)(1), the Lender shall pay the issuer and such amount when paid shall constitute a Reference Rate Revolving Loan which shall be deemed to have been requested by the Borrower.

                  (e)   COMPENSATION FOR LETTERS OF CREDIT.

                        (1) LETTER OF CREDIT FEE. The Borrower agrees to pay to the Lender with respect to each Letter of Credit, the Letter of Credit Fee specified in, and in accordance with the terms of, SECTION 3.4.

                        (2) ISSUER FEES AND CHARGES. The Borrower shall pay to the issuer of any Letter of Credit, or to the Lender, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

                  (f)   INDEMNIFICATION; EXONERATION: POWER OF ATTORNEY.

                        (1) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this SECTION 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith pursuant to this Agreement. The agreement in this SECTION 2.3(f)(1) shall survive payments of all Obligations and the termination of this Agreement.

                        (2) ASSUMPTION OF RISK BY THE BORROWER. As among the Borrower and the Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of


17
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any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lender, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Lender under this
SECTION 2.3. Nothing herein shall affect any agreement between Borrower and any of issuer of a Letter of Credit relating to such issuer's liability to Borrower.

                        (3) ACCOUNT PARTY. The Borrower hereby authorizes and directs any issuer of a Letter of Credit hereunder to name the Borrower as the "Account Party" therein and to deliver to the Lender all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                  (g) SUPPORTING LETTER OF CREDIT; CASH COLLATERAL. If, notwithstanding the provisions of this SECTION 2.3 and SECTION 14, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Lender, at its discretion, with respect to each Letter of Credit then outstanding, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance reasonably satisfactory to the Lender, issued by an issuer reasonably satisfactory to the Lender in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Lender is entitled to draw amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender with respect thereto in accordance with this Agreement, or (B) cash in amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender in accordance with this Agreement. Such Supporting Letter of Credit or deposit of cash shall be held by the Lender, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding and returned if not drawn.

                  (h) AUTOMATED CLEARING HOUSE TRANSFERS AND OVERDRAFTS; SWAP TRANSACTIONS. The Borrower may request and the Lender may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank ACH Transactions and/or Swap Transactions. The Borrower agrees to indemnify and hold the Lender harmless from all losses, liabilities, costs, expenses and claims incurred by the Lender arising from or related to such ACH Transactions and Swap Transactions. The Borrower acknowledges and agrees that the obtaining of ACH Transactions and Swap Transactions from the Bank (a) is in the sole and absolute discretion of the Bank, (b) is subject to all rules and regulations of the Bank, and (c) is due to the Bank relying on the indemnity of the Lender to the Bank with respect to all risks of loss associated with the ACH Transactions and Swap Transactions.

     3.     INTEREST AND OTHER CHARGES.

            3.1   INTEREST.


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                  (a)   All Obligations shall bear interest on the unpaid
principal amount thereof from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and SECTIONS 3.1 (a)(i) or (ii), as applicable, but not to exceed the Maximum Rate. Subject to the provisions of SECTION 3.2, any of the Loans may be converted into, or continued as, Reference Rate Revolving Loans or LIBOR Revolving Loans in the manner provided in SECTION 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Revolving Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the Obligations shall bear interest as follows:

                        (i) For all Obligations, other than LIBOR Revolving Loans, then at a fluctuating per annum rate equal to three-eighths of one percent (0.375%)(the "REFERENCE RATE MARGIN") plus the Reference Rate; and

                        (ii) If the Loans are LIBOR Revolving Loans, then at a per annum rate equal to two and one-quarter percent (2.25%) (the "LIBOR MARGIN") plus the LIBOR Rate determined for the applicable Interest Period.

     Each change in the Reference Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. All interest shall be payable to Lender on the first day of each month hereafter.

                  (b) If any Event of Default occurs, then, from the date such Event of Default occurs until it is cured, or if not cured until all Obligations are paid and performed in full, the Borrower will pay interest on the unpaid principal balance from time to time of the Revolving Loans at a per annum rate two percent (2.0%) greater than the rate of interest otherwise specified herein, and the Letter of Credit Fee shall be increased to two and three quarters percent (2.75%) per annum.

                  (c) UNUSED LINE FEE. For every month during the term of this Agreement, the Borrower shall pay the Lender a fee (the "UNUSED LINE FEE") in an amount equal to three-eighths of one percent (0.375%) per annum, MULTIPLIED BY the average daily amount by which the Maximum Revolving Credit Line exceeds the sum of (i) the average daily outstanding amount of Revolving Loans during such month and (ii) the average daily undrawn face amount of all outstanding Letters of Credit during such month, with the unpaid balance calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be calculated on the basis of a year of three hundred sixty (360) days and actual days elapsed, and shall be payable to the Lender on the first day of each month with respect to the prior month.

            3.2   CONVERSION AND CONTINUATION ELECTIONS.

                  (a) The Borrower may, upon irrevocable written notice to the Lender in accordance with Subsection 3.2(b):


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
                        (i)   elect, as of any Business Day
     ("CONVERSION/CONTINUATION DATE"), in the case of Reference Rate Revolving Loans to convert any such Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Revolving Loans; or

                        (ii)  elect, as of the last day of the
     applicable Interest Period ("CONVERSION/CONTINUATION DATE"), to continue any LIBOR Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000 or that is in an integral multiple of $500,000 in excess thereof);

PROVIDED, that if at any time the aggregate amount of LIBOR Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such LIBOR Revolving Loans shall automatically convert into Reference Rate Revolving Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Revolving Loans, as the case may be, shall terminate.

                  (b) The Borrower shall deliver a notice ("NOTICE OF CONVERSION/CONTINUATION") to be received by the Lender not later than 10:30 a.m. (Pacific time) at least two Business Days in advance of the date of conversion or continuing, if the Loans are to be converted into or continued as LIBOR Revolving Loans and not later than 10:30 a.m. on the date of conversion or continuing, in the case of Reference Rate Revolving Loans, and specifying:

                        (A)   the proposed Conversion/ Continuation Date;

                        (B) the aggregate amount of Loans to be converted or continued;

                        (C) the type of Loans resulting from the proposed conversion or continuation; and

                        (D) with respect to LIBOR Revolving Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Revolving Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Revolving Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Revolving Loans into Reference Rate Revolving Loans effective as of the expiration date of such Interest Period.

                  (d) During the existence of an Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Revolving Loan.

                  (e) After giving effect to any conversion or continuation of Loans, there may not be more than four (4) different Interest Periods in effect.

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
            3.3 MAXIMUM INTEREST RATE. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3. 3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall promptly refund to the Borrower such excess.

            3.4 LETTER OF CREDIT FEE. The Borrower agrees to pay to the Lender a fee (the "Letter of Credit Fee") equal to three-quarters of one percent (0.75%) per annum of the undrawn face amount of each Letter of Credit issued for the Borrower's account at the Borrower's request, PLUS all out-of-pocket costs, fees and expenses incurred by the Lender in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Lender to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     4.     PAYMENTS.

            4.1 REVOLVING LOANS. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Borrower shall pay to the Lender, on demand, the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Availability at such time (with Availability determined for this purpose as if the amount of the Revolving Loans were zero).

            4.2 PLACE AND FORM OF PAYMENTS; EXTENSION OF TIME. All payments of principal, interest, premium, and other sums due to the Lender shall be

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
made at the Lender's address set forth in SECTION 15.11. Except for Proceeds received directly by the Lender, all such payments shall be made in immediately available funds. If any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

            4.3 APPLICATION AND REVERSAL OF PAYMENTS. The Lender shall determine in its sole discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Revolving Loans, interest thereon, and the other Obligations, and the Borrower hereby irrevocably waives the right to direct the application of any payment or Proceeds. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.

            4.4 INDEMNITY FOR RETURNED PAYMENTS. IF AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER AND THE BORROWER SHALL BE LIABLE TO PAY TO THE LENDER AND HEREBY DOES INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this SECTION 4.4 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this SECTION 4.4 shall survive the termination of this Agreement.

     5. LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS. The Borrower agrees that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and as an account stated (except for reversals and reapplications of payments made as provided in SECTION 4.3 and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within forty-five (45) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

     6.     TAXES, YIELD PROTECTION AND ILLEGALITY

            6.1   TAXES.

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
                  (a) Any and all payments by the Borrower to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                  (b) The Borrower agrees to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 90 days after the date the Lender makes written demand therefor.

                  (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                        (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                        (ii) the Borrower shall make such deductions and withholdings;

                        (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) the Borrower shall also pay to the Lender at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of receipt of a receipt in respect of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

            6.2   ILLEGALITY.

                  (a) If the Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, in each case after the Closing Date, has made it unlawful, or that any central bank or other Public Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Revolving Loans, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make LIBOR Revolving Loans shall be suspended until the Lender notifies the

Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If the Lender determines that it is unlawful to maintain any LIBOR Revolving Loan, the Borrower shall, upon its receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Revolving Loans then outstanding, together with interest accrued thereon and amounts required under SECTION 6.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Revolving Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Revolving Loan. If the Borrower is required to so prepay any LIBOR Revolving Loan, then concurrently with such prepayment, the Borrower may borrow from the Lender, in the amount of such repayment, a Reference Rate Revolving Loan.

            6.3   INCREASED COSTS AND REDUCTION OF RETURN.

                  (a) If the Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation after the date hereof or (ii) the compliance by the Lender with any guideline or request from any central bank or other Public Authority (whether or not having the force of law) after the date hereof, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Revolving Loans, then the Borrower shall be liable for, and shall from time to time, within 15 days of written demand, pay to the Lender, additional amounts as are sufficient to compensate the Lender for such increased costs.

                  (b) If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Public Authority charged with the interpretation or administration thereof (in the case of items (i) through (iii), after the Closing Date), or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital, reserves, or special deposits required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital, reserves, or special deposits is increased as a consequence of its loans, credits or obligations under this Agreement, then, within 15 days after written demand of the Lender to the Borrower, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of SECTION 3.3.

            6.4 FUNDING LOSSES. The Borrower shall reimburse the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Revolving Loan;

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
                  (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                  (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Revolving Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained.

            6.5 INABILITY TO DETERMINE RATES. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower, which notice shall include in reasonable detail the reason(s) for such determination. Thereafter, the obligation of the Lender to make or maintain LIBOR Revolving Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/ Continuation then submitted by it without penalty. If the Borrower does not revoke such Notice, the Lender shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Revolving Loans instead of LIBOR Revolving Loans.

            6.6 SURVIVAL. The agreements and obligations of the Borrower in this SECTION 6 shall survive the payment of all other Obligations.

     7.     COLLATERAL.

            7.1   GRANT OF SECURITY INTEREST.

                  (a) As security for the Obligations, the Borrower hereby grants to the Lender a continuing security interest in, lien on, and assignment of: (i) all Receivables, Inventory, Proprietary Rights and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrower's deposit accounts, credits, and balances with the Lender and all claims of the Borrower against the Lender at any time existing; (iii) all of Borrower's deposit accounts with any financial institutions with which Borrower maintains deposits; and (iv) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Proprietary Rights,

 Proceeds, and other property referred to above, but excluding Borrower's equipment, fixtures and leasehold improvements (all of the foregoing, and all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "COLLATERAL"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

                 (b) All Obligations shall constitute a single loan secured by the Collateral.

            7.2 PERFECTION AND PROTECTION OF SECURITY INTEREST. The Borrower shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest including, without limitation: (a) executing and recording of the Patent and Trademark Assignment and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction;
(c) delivering to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued;
(d) after an Event of Default and during the continuation thereof, transferring Inventory to warehouses designated by the Lender; (e) placing notations on the Borrower's books of account to disclose the Security Interest; (f) executing and delivering to the Lender a security agreement relating to the Reversions in form and substance reasonably satisfactory to the Lender; (g) delivering to the Lender all letters of credit on which the Borrower is named beneficiary; and (h) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest. To the extent permitted by applicable law, the Lender may file, without the Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request if an Event of Default has occurred and is continuing, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. From time to time, the Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied in accordance with the terms hereof, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

            7.3 LOCATION OF COLLATERAL. The Borrower represents and warrants to the Lender that as of the Closing Date: (a) SCHEDULE 7.3 hereto is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business, and (b) SCHEDULE 7.3 correctly identifies any of such facilities and locations that are not owned by the Borrower and sets forth the names of the owners and lessors or sub-lessors of such facilities and locations. The Borrower covenants and agrees that it will not maintain any Collateral at any location other than those listed on SCHEDULE 7.3, and it will not otherwise change or add to any of such locations, unless it gives the Lender at least 30 days' prior written notice thereof and executes any and all financing statements and other documents that the Lender requests in connection therewith.

            7.4 TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. The Borrower represents and warrants to the Lender that: (a) all Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except for the Liens described in the definition of Permitted Liens; (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; and (d) the Borrower will not, without the Lender's prior written approval, sell, lease, or dispose of or permit the sale or disposition of the Collateral or any portion thereof, except for sales of Inventory in the ordinary course of business and as permitted by SECTION 7.11. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

            7.5 APPRAISALS. Whenever an Event of Default exists, and at such other times not more frequently than once a year as the Lender requests, the Borrower shall, at its expense and upon the Lender's reasonable request, provide the Lender with appraisals or updates thereof of any or all of the Collateral from an appraiser acceptable to the Lender.

            7.6 ACCESS AND EXAMINATION. The Lender may at all reasonable times have access to, examine, audit, make extracts from and inspect the Borrower's records, files, and books of account and the Collateral and may discuss the Borrower's affairs with the Borrower's officers and management. The Borrower will deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower. The Lender may, at any time when an Event of Default exists and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrower's personnel, supplies, and Premises as may be reasonably necessary for maintaining or enforcing the Security Interest. The Lender shall have the right, at any time, in the Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

            7.7 INSURANCE. The Borrower shall insure the Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. Upon the


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Lender's request, the Borrower shall also maintain flood insurance for any
Inventory located in an area designated as a "FLOOD PRONE" or a "FLOOD RISK AREA," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Lender, and shall comply with the additional requirements of the National Flood Insurance Program as set forth therein. The Borrower shall cause the Lender to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance or endorsement in favor of the Lender shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrower shall pay, upon Lender's request, all fees incurred by the Lender to determine whether any of the Collateral is located in a SFHA. The Borrower shall also pay all premiums for such insurance when due, and shall deliver to the Lender certificates of insurance and, if requested, photocopies of the policies. If the Borrower fails to pay such fees or to procure such insurance or the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the Borrower's loan account as a Revolving Loan. The Borrower shall promptly notify the Lender of any loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, the Lender may apply such proceeds to the reduction of the Obligations in such order as Lender determines, or at the Lender's option may permit or require the Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral.

            7.8 COLLATERAL REPORTING. The Borrower will provide the Lender with the following documents at the following times in form satisfactory to the Lender: (a) monthly inventory reports by category and location, no later than the 25th of the following month, accompanied by a reconciliation; (b) upon request, a monthly listing of accounts payable; (c) upon request, copies of purchase orders, invoices, and delivery documents for Inventory acquired by the Borrower; (d) such other reports as to the Collateral as the Lender shall reasonably request from time to time; and (e) certificates of an officer of the Borrower certifying as to the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender. Notwithstanding clause
(a) above, if the Borrower's average Availability for any thirty (30) consecutive day period is less than $5,000,000, the Borrower shall thereafter provide the Lender with weekly inventory reports by category and location, accompanied by a reconciliation, and such weekly reporting shall continue until the Lender otherwise agrees in writing.

            7.9 ACCOUNTS. The Borrower hereby represents and warrants to the Lender and agrees with the Lender that: (i) each existing Account represents, and each future Account will represent, a BONA FIDE sale or lease and delivery


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of goods by the Borrower, or rendition of services by the Borrower, in the ordinary course of the Borrower's business; and (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Lender, without offset, deduction, defense, or counterclaim. If an Account Debtor returns any Inventory to the Borrower when no Event of Default exists, then the Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Borrower shall immediately report to the Lender any return involving an amount in excess of $20,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Borrower when an Event of Default exists, the Borrower shall:
(i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other Property; (iii) dispose of the returned Inventory solely according to the Lender's written instructions; and
(iv) not issue any credits or allowances with respect thereto without the Lender's prior written consent. All returned Inventory shall remain subject to the Security Interest.

            7.10  COLLECTION OF ACCOUNTS; PAYMENTS.

                  (a) Until the Lender notifies the Borrower to the contrary, the Borrower shall make collection of all Accounts and other Collateral for the Lender, shall receive all payments as the Lender's trustee, and shall immediately deliver all payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account established at the Lender's request, as the Lender may direct. All collections received in any such Payment Account or directly by the Borrower or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, at any time while an Event of Default exists, notify obligors that the Accounts have been assigned to the Lender and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's loan account as a Revolving Loan. At the Lender's request, the Borrower shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

                  (b) If sales of Inventory are made for cash, the Borrower shall promptly deliver to the Lender the identical checks, cash, or other forms of payment which the Borrower receives into the Payment Account.

                  (c) All payments received by the Lender on account of Accounts or as Proceeds of other Collateral will be the Lender's sole property and will be credited to the Borrower's loan account (conditional upon final collection) after allowing one (1) Business Day for collection.

                  (d) In the event the Borrower repays all of the Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of Accounts or Proceeds of other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's loan account one (1) Business Day after the Lender's receipt thereof.

            7.11 INVENTORY. The Borrower represents and warrants to the Lender that all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services in the ordinary course of the Borrower's business and is and will be fit for such purposes. The Borrower will keep the Inventory in good and marketable condition, at its own expense. The Borrower will not, without prior written notice to the Lender, acquire or accept any Inventory on consignment or approval. If the Lender determines that any Inventory of the Borrower was not produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder, the Lender may establish reserves equal to the value of such Inventory, as determined by the Lender. The Borrower will maintain a perpetual inventory reporting system at all times. The Borrower will conduct a physical count of the Inventory at least once per Fiscal Year (and at such other times as the Lender reasonably requests), and shall promptly upon completion supply the Lender with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower of cost, on a first-in, first-out basis, or market value). The Borrower will not, without the Lender's prior written consent, sell any Inventory on a bill-and-hold, guaranteed sale, consignment, or other repurchase or return basis, except for returns, lay-aways and other transactions with retail customers in the ordinary course of the Borrower's business.

            7.12 DOCUMENTS, INSTRUMENTS AND CHATTEL PAPER. The Borrower represents and warrants to the Lender that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower free and clear of all Liens other than Permitted Liens.

            7.13 RIGHT TO CURE. The Lender may, in its sole discretion and at any time, pay any amount or do any act required of the Borrower hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Lender makes under this SECTION 7.13 and all reasonable out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's loan account as a Revolving Loan. Any payment made or other action taken by the Lender under this SECTION 7.13 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

            7.14 POWER OF ATTORNEY. The Borrower hereby appoints the Lender and the Lender's designees as the Borrower's attorney, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security relating to Collateral that come into the Lender's possession; (b) to sign the Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to Account Debtors and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of the Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to the Borrower; and (d) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney in connection with the powers granted in the immediately preceding sentence. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except any arising as a result of the Lender's or such attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

            7.15 LENDER'S RIGHTS, DUTIES, AND LIABILITIES. The Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. After an Event of Default and during the continuation thereof, the Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower relating to the transactions contemplated by the Loan Documents.

     8.     BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

            8.1 BOOKS AND RECORDS. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including without limitation records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection,


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
repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

            8.2 FINANCIAL INFORMATION. The Borrower shall promptly furnish to the Lender or its agents all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain directly from them such information as the auditors or accountants then have in their possession. Without limiting the foregoing, the Borrower will furnish to the Lender, in such detail as the Lender shall request, the following:

                  (a) As soon as available, but in any event not later than 90 days after the close of each Fiscal Year, audited balance sheets, and statements of income and expense, retained earnings, and changes in financial position and stockholders equity for the Borrower for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender (the current auditor, KPMG Peat Marwick, being satisfactory).

                  (b) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, unaudited balance sheets of the Borrower as at the end of such quarter, and unaudited statements of income and expense and changes in financial position for the Borrower for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to SECTION 8.2(a). Such statements shall be certified to be fairly stated in all material respects by the chief financial or accounting officer of the Borrower, subject to normal year-end adjustments.

                  (c) As soon as available, but in any event not later than 30 days after the end of each month other than the last month of a fiscal quarter of the Borrower, unaudited balance sheets of the Borrower as at the end of such month, and unaudited statements of income and expenses for the Borrower for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to SECTION 8.2(a). Such statements shall be certified to be fairly stated in all material respects by the chief financial or accounting officer of the Borrower, subject to normal year-end adjustments.

                  (d) With each of the annual audited and quarterly unaudited Financial Statements delivered pursuant to SECTIONS 8.2(a) and

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8.2(b), a certificate of the chief financial or accounting officer of the
Borrower (i) setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with its covenants set forth in Sections 10.19 through 10.20 at the end of the period covered in such Financial Statements, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time (except those speaking only as of an earlier date or permitted changes), (B) no Default or Event of Default then exists or existed during the period covered by such Financial Statements and
(iii) describing and analyzing in reasonable detail all material trends, changes and developments in such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                  (e) Prior to the beginning of each Fiscal Year, preliminary projected balance sheets, statements of income and expense, and statements of cash flow for the Borrower as at the end of and for each month of such Fiscal Year; and within 30 days after the beginning of each Fiscal Year, final projected balance sheets, statements of income and expense, and statements of cash flow for the Borrower as at the end of and for each month of such Fiscal Year.

                  (f) Within 45 days after the end of each fiscal quarter (but within 90 days after the end of the fourth fiscal quarter), a report of the Capital Expenditures of the Borrower for such quarter and a statement of cash flow for the Borrower for the period from the beginning of the then current Fiscal Year to the end of such quarter, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to
SECTION 8.2(a).

                  (g) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower makes available to its stockholders, including without limitation, copies of all Forms 10-K and 10-Q filed by the Borrower with the United States Securities and Exchange Commission.

                  (h) Promptly after filing with the PBGC, DOL, or IRS, a copy of each annual report or other filing or notice filed with respect to each Pension Plan of the Borrower or any ERISA Affiliate.

                  (i) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

            8.3 NOTICES TO LENDER. The Borrower shall notify the Lender in writing of the following matters at the following times:

                  (a) Promptly after becoming aware of the existence of any Default or Event of Default.

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
                  (b) Promptly after becoming aware that the holder of any Debt has given notice or taken any action with respect to a claimed default.

                  (c) Promptly after becoming aware of any material adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise).

                  (d) Promptly after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which could reasonably be expected, if adversely determined, to materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

                  (e) Promptly after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting the Borrower that could reasonably be expected to have a material adverse effect on the Borrower's business, operations, or condition.

                  (f) Promptly after becoming aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to Borrower or its Properties which could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

                 (g) Promptly after becoming aware of any violation by the Borrower of Environmental Laws or immediately upon receipt of any notice that a Public Authority has asserted that the Borrower is not in compliance with Environmental Laws or that its compliance is being investigated, in each case that could reasonably be expected to have a material adverse effect on the Borrower's business, operations or condition.

                  (h) Thirty (30) days prior to the Borrower changing its name or the address of its chief executive office.

                  (i) Immediately after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after the Borrower's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by the Borrower to any Pension Plan to which the Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or the Borrower's or an ERISA Affiliate s compliance with ERISA, which may materially and adversely affect the Borrower's business, operation, or condition (financial or otherwise).

Each notice given under this SECTION 8.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.


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     9.     GENERAL WARRANTIES AND REPRESENTATIONS.

            The Borrower continuously warrants and represents to the Lender, at all times during the term of this Agreement, that, except as hereafter disclosed to and accepted by the Lender in writing:

            9.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS. The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. The Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders, if required) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained and filings to perfect the Security Interest. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff, or counterclaim, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower or any of its Subsidiaries, or (c) the Certificate or Articles of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

            9.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except for the Permitted Liens identified in SECTION 7.4 and enforceable against the Borrower and, to the extent permitted by applicable law, all third parties.

            9.3 ORGANIZATION AND QUALIFICATION. The Borrower: (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Delaware; (b) is qualified to do business as a foreign corporation and is in good standing in the States of California, Minnesota, Nevada, Maryland and Illinois, which are the only states in which qualification is necessary in order for it to own or lease its Property and conduct its business, except where the failure to do so could not reasonably be expected to have a material adverse effect on the Borrower's business,


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
operations or condition; and (c) has all requisite power and authority to conduct its business and to own its Property.

            9.4 CORPORATE NAME; PRIOR TRANSACTIONS. The Borrower has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except as set forth on
SCHEDULE 9.4.

            9.5 SUBSIDIARIES AND AFFILIATES. SCHEDULE 9.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on SCHEDULE 9.5, and (b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on SCHEDULE 9.5, which are the only states in which such qualification is necessary in order for it to own or lease its Property and conduct its business.

            9.6   FINANCIAL STATEMENTS AND PROJECTIONS.

                  (a) The Borrower has delivered to the Lender the audited balance sheet and related statements of income, retained earnings, changes in financial position, and changes in stockholders equity for the Borrower as of March 2, 1996 and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, KPMG Peat Marwick. The Borrower has also delivered to the Lender the unaudited balance sheet and related statements of income and changes in financial position for the Borrower, as at November 30, 1996. Such financial statements are attached hereto as EXHIBIT D-1. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended, subject to year-end adjustments for the monthly financial statements.

                  (b) The Latest Projections represent the Borrower's best estimate of the Borrower's future financial performance for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions. The Lender agrees that the Latest Projections are good faith best estimate predictions only and that the Borrower shall not be liable for any failure to attain the financial performance predicted therein.

            9.7 CAPITALIZATION. The Borrower's authorized capital stock consists of (a) 750,000 shares of preferred stock, par value $0.0001 per share, of which zero shares are issued or outstanding as of the Closing Date,
(b) 250,000 shares of preferred stock, series B, par value $0.0001 per share, of which zero shares are issued or outstanding as of the Closing Date, and (c) 25,000,000 shares of common stock, par value $0.0001 per share, of which 8,522,817 shares are validly issued and outstanding, fully paid and non-assessable as of the Closing Date.


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
            9.8 SOLVENCY. The Borrower is Solvent prior to and after giving effect to the making of each Revolving Loan.

            9.9   DEBT. The Borrower has no Debt, except (a) the Obligations,
(b) Debt set forth in the most recent Financial Statements delivered to the Lender, or the notes thereto, (c) trade payables and other Debt arising in the ordinary course of business since the date of such Financial Statements, (d) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby and (e) any other Debt permitted under Section
10.11 since the date of such Financial Statements.

            9.10 TITLE TO PROPERTY. Except for Property which the Borrower leases, the Borrower has good and marketable title in fee simple to the Premises and good, indefeasible, and merchantable title to all of its other Property including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of since the date thereof in the ordinary course of business or as permitted hereby.

            9.11 ADEQUATE ASSETS. The Borrower possesses adequate assets for the conduct of its business.

            9.12 REAL PROPERTY; LEASES. As of the Closing Date, SCHEDULE 9.12 is a correct and complete list of all real property owned by the Borrower, all leases and subleases of real or personal property by the Borrower as lessee or sublessee, and all leases and subleases of real or personal property by the Borrower as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and is in full force and effect and no default by any party to any such lease or sublease exists.

            9.13 PROPRIETARY RIGHTS. SCHEDULE 9.13 is a correct and complete list of all the Borrower's Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 9.13. To the Borrower's knowledge, none of the Proprietary Rights infringe on or conflict with any other Person's Property and no other Person's Property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on SCHEDULE 9.13 constitute all of the Property of such type necessary to the current and anticipated future conduct of the Borrower's business.

            9.14 TRADE NAMES AND TERMS OF SALE. All trade names or styles under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on SCHEDULE 9.14.

            9.15 LITIGATION. Except as set forth on SCHEDULE 9.15, there is no pending or, to the best of the Borrower's knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which, if adversely determined, could reasonably be expected to materially and adversely affect


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the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's and its Subsidiaries' Property, business, operations, or condition (financial or otherwise) taken as a whole.

            9.16 RESTRICTIVE AGREEMENTS. The Borrower is not a party to any contract or agreement, and is not subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects the Borrower's and its Subsidiaries' Property, business, operations, or condition (financial or otherwise) taken as a whole.

            9.17 LABOR DISPUTES. Except as set forth on SCHEDULE 9.17: (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union of other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of the Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claims, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their respective employees that could reasonably be expected to have a material adverse effect on the Borrower's and its Subsidiaries' business, operations or condition (financial or otherwise) taken as a whole.

            9.18  ENVIRONMENTAL LAWS.

                  (a) Each of the Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to its Premises and business, and neither the Borrower nor any Subsidiary nor any of their respective present Premises or operations, nor their respective past property or operations, is subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance by the Borrower with any Environmental Law or (ii) any potential liabilities of the Borrower and costs or remedial action by the Borrower arising from the Release or threatened Release of a Contaminant, in each case that could reasonably be expected to have a material adverse effect on the business, operations or condition of the Borrower and its Subsidiaries (financial or otherwise) taken as a whole.

                  (b) The Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance in all material respects with all terms and conditions of such permits except where the failure to do so could reasonably be expected to have a material adverse effect on the business, operations or condition of the Borrower and its Subsidiaries (financial or otherwise) taken as a whole.

                  (c) Neither the Borrower nor any of its Subsidiaries has stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law except in material compliance.



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
                  (d) Neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  (e) To the best of the Borrower's knowledge, none of the present or past operations of the Borrower and its Subsidiaries is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) To the best of the Borrower's knowledge, there is not now, nor has there ever been on or in the Premises:

                        (i) any underground storage tanks or surface impoundments,

                        (ii)  any asbestos containing material, or

                        (iii) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment.

                  (g) Neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

                  (h) Neither the Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  (i) None of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contains asbestos material.

                  (j) No Environmental Lien has attached to the Borrower's interest in any Premises of the Borrower or any of its Subsidiaries.

            9.19 NO VIOLATION OF LAW. The Borrower is not in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

            9.20 NO DEFAULT. The Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower is a party or bound, which default could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

            9.21  ERISA COMPLIANCE.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability;
(iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

            9.22 TAXES. The Borrower and its Subsidiaries have filed all tax returns and other reports required to be filed and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable, excluding the Lender's income taxes and franchise taxes.

            9.23 USE OF PROCEEDS. None of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations G,T,U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 CFR, Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U or G. None of the proceeds of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

            9.24 BROKER'S FEES. No Person is entitled to any brokerage or finder s fee with respect to the transactions described in this Agreement.

            9.25 NO MATERIAL ADVERSE CHANGE. No material adverse change has occurred in the Borrower's Property, business, operations, or conditions (financial or otherwise) since the date of the Financial Statements delivered to the Lender.

            9.26 DISCLOSURE. Neither this Agreement nor any document or statement furnished to the Lender by or on behalf of the Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

     10. AFFIRMATIVE AND NEGATIVE COVENANTS. The Borrower covenants that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

            10.1 TAXES AND OTHER OBLIGATIONS. The Borrower shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon reasonable request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay within normal trade terms all trade Debt and, when due, all other Debt, and perform and discharge in a timely manner all other obligations undertaken by it; PROVIDED, HOWEVER that the Borrower and its Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued.

            10.2 CORPORATE EXISTENCE AND GOOD STANDING. The Borrower and each of its Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property, except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations or condition of the Borrower and its Subsidiaries (financial or otherwise) taken as a whole.

            10.3 COMPLIANCE WITH LAW AND AGREEMENTS. The Borrower and each of its Subsidiaries shall comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound, except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations or condition of the Borrower and its

Subsidiaries (financial or otherwise) taken as a whole.

            10.4 MAINTENANCE OF PROPERTY AND INSURANCE. The Borrower and each of its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by SECTION 7.7, maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy.

            10.5 ENVIRONMENTAL LAWS. The Borrower shall conduct its business in material compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the Borrower's generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. The Borrower shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Lender on such response.

            10.6 ERISA. The Borrower shall cause each Plan, which has been designated to be so, to be qualified within the meaning of Section 401(a) of the Code and to be administered in all respects in substantial compliance with
Section 401(a) of the Code. The Borrower shall cause each Plan to be administered in all respect in substantial compliance with ERISA.

            10.7 MERGERS, CONSOLIDATIONS, ACQUISITIONS, OR SALES. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation (other than the merger of an existing Subsidiary with and into the Borrower, where the Borrower is the surviving entity of such merger), or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except sales of Inventory in the ordinary course of its business, sales of equipment or store closures.

            10.8 DISTRIBUTIONS; CAPITAL CHANGES. Neither the Borrower nor any of its Subsidiaries shall: (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Borrower by a Subsidiary wholly owned by the Borrower; or (b) make any change in its capital structure which could adversely affect the repayment of the Obligations.

            10.9 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or the Borrower's ability to repay the Obligations.

            10.10 GUARANTIES. Neither the Borrower nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties in favor of the Lender and endorsements of instruments for deposit.

            10.11 DEBT. Neither the Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables, leases and other contractual obligations incurred in the ordinary course of their business; (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached as EXHIBIT D-1; (d) liabilities under any Plan and any other employee benefit obligations and liabilities; (e) subject to SECTION 10.19, Debt incurred in connection with future leases and/or equipment purchases; and (f) deferred taxes.

            10.12 PREPAYMENT. Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with their terms or trade payables.

            10.13 TRANSACTIONS WITH AFFILIATES. Except as set forth below, neither the Borrower nor any of its Subsidiaries shall: sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business in amounts and upon terms fully disclosed to the Lender and no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate and may pay reasonable fees to their directors in the ordinary course of business.

            10.14 BUSINESS CONDUCTED. The Borrower and its Subsidiaries shall not engage, directly or indirectly, in any line of business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date and retail and catalog businesses reasonably related thereto.

            10.15 LIENS. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

            10.16 SALE AND LEASEBACK TRANSACTIONS. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or a Subsidiary to lease or rent Property that the Borrower or a Subsidiary has or will sell or otherwise transfer to such Person.

            10.17 NEW SUBSIDIARIES. The Borrower shall not, directly or indirectly, organize or acquire any Subsidiary other than those listed on
SCHEDULE 9.5.

            10.18 RESTRICTED INVESTMENTS. Neither the Borrower nor any of its Subsidiaries shall make any Restricted Investment.

            10.19 CAPITAL EXPENDITURES. Neither the Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the


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
Borrower and its Subsidiaries in any Fiscal Year would exceed $10,000,000; provided that the Borrower and its Subsidiaries may make or incur Capital Expenditures in an amount in excess of $10,000,000 (not to exceed $12,500,000) in a Fiscal Year if, and only to the extent of, the difference between $10,000,000 and the actual Capital Expenditures in the immediately preceding Fiscal Year (not to exceed $10,000,000).

            10.20 ADJUSTED NET INCOME (LOSS). The Borrower will achieve, measured as of the end of each fiscal quarter on a Fiscal Year-to-date basis, Adjusted Net Income of not less than (or loss not greater than) the following amounts during the following periods:

                  PERIOD                           AMOUNT

            Fiscal Year 1997                    $(2,750,000)

            First fiscal quarter
             of Fiscal Year 1998                $(1,950,000)

            Second fiscal quarter
             of Fiscal Year 1998                $(2,430,000)

            Third fiscal quarter
             of Fiscal Year 1998                $(3,600,000)

            Fiscal Year 1998                    $(3,000,000)

The Lender shall set covenants for future periods under this SECTION 10.20 based on the Borrower's projections, which covenants shall be binding upon the Borrower unless manifestly unreasonable.

            10.21 FURTHER ASSURANCES. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

     11. CLOSING; CONDITIONS TO CLOSING. The Lender will not be obligated to make the initial Loans or to issue or obtain any Letters of Credit on the Closing Date, unless the following conditions precedent have been waived or satisfied in a manner satisfactory to Lender:

            11.1 CONDITIONS PRECEDENT TO MAKING OF LOANS AND ISSUANCE OF LETTERS OF CREDIT ON THE CLOSING DATE.

                  (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; the Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with on or prior to the Closing Date.

                  (b) DELIVERY OF DOCUMENTS. The Borrower shall have delivered, or caused to be delivered, to the Lender such documents,

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instruments and agreements as the Lender shall reasonably request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance reasonably satisfactory to the Lender and its counsel.

                  (c) TERMINATION OF LIENS. The Lender shall have received duly executed UCC-3 Termination Statements and other instruments (including UCC Assignments from the Bank), in form and substance reasonably satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

                  (d) PAYMENT OF FEES AND EXPENSES. The Borrower shall have paid the reasonable fees and expenses of the Lender's outside counsel, Orrick, Herrington & Sutcliffe LLP, and all other fees and expenses of the Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby for which the Borrower shall have received an invoice.

                  (e) REQUIRED APPROVALS. The Lender shall have received certified copies of all consents or approvals of any Public Authority or other Person which the Lender determines are required in connection with the transactions contemplated by this Agreement.

                  (f) NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change in the Borrower's business or financial condition or in the Collateral since November 30, 1996, and the Lender shall have received a certificate of the Borrower's chief executive officer or accounting officer to such effect.

                  (g) PROCEEDINGS. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents, contemplated in connection herewith, shall be reasonably satisfactory in form and substance to the Lender and its counsel.

                  (h) EXCESS AVAILABILITY. After taking into account the Revolving Loans and the Letters of Credit issued on the Closing Date and with all obligations of the Borrower being current, there shall be remaining Availability of at least $11,000,000.

                  (i) PROJECTIONS. The Lender shall have received and approved the Borrower's Latest Projections.

                  (j) THIRD PARTY FACILITIES. The Lender shall have received satisfactory bailee agreements for each of Borrower's third party distribution marking facilities and cross docks, or in each case shall have reserved for three (3) months' fees in lieu thereof.

                  (k) OPINION. The Lender shall have received the opinion of Borrower's counsel, which opinion shall be in form and substance acceptable to the Lender and its counsel.

            11.2 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lender to make each Loan or to provide for the issuance of any Letter of Credit shall be subject to satisfaction or waiver of the conditions precedent


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
that on the date of any such extension of credit the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (a) and
(b), with the same effect as the delivery to the Lender of a certificate signed by the chief executive officer or the chief financial officer or chief accounting officer of the Borrower, dated the date of such extension of credit, stating that:

                  (a) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Lender has been notified by the Borrower that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty and except where the representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be correct in all material respects on and as of such earlier date; and

                  (b) No Event of Default has occurred and is continuing, or would result from such extension of credit


     12.    DEFAULT; REMEDIES.

            12.1 EVENTS OF DEFAULT. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) failure to make payment of principal when due in accordance with the terms hereof or failure to make payment of interest, fees or premium on any of the Obligations within 3 days of the date when due;

                  (b) any representation or warranty made or deemed made by the Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any Subsidiary at any time to the Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

                  (c) default shall occur in the observance or performance by the Borrower of any of the covenants and agreements contained in this Agreement or, the other Loan Documents, or if any such agreement or document shall terminate (other than in accordance with its terms or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender;

                  (d) default shall occur in the payment of any principal or interest on any indebtedness for borrowed money in excess of $100,000 (other than the Obligations) beyond any period of grace provided with respect thereto;

                  (e) the Borrower or any Subsidiary shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization,


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
arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                  (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the Borrower's or any Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and shall remain undismissed or unstayed of a period of sixty (60) days or more, provided that the Lender shall have no obligation to make any loans or cause any Letters of Credit to be issued during the pendency of any such petition or action;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for the Borrower or any Subsidiary or for all or any part of their respective Property shall be appointed involuntarily, or a warrant of attachment, execution or similar process shall be issued against any part of the Property of the Borrower or any Subsidiary, and the same shall remain in effect for ten (10) or more days;

                  (h) the Borrower or any Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (i) all or any part of the Property of the Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (j) one or more final judgments for the payment of money aggregating in excess of $500,000 (whether or not covered by insurance) shall be rendered against the Borrower or any Subsidiary and the Borrower or such Subsidiary shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof or to appeal therefrom;

                  (k) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of the Borrower's business taken as a whole or (ii) is in excess of $500,000 and is not adequately covered by insurance;

                  (l) any event or condition shall occur or exist with respect to a Plan that could subject the Borrower or any Subsidiary to any tax, penalty or liability under ERISA, the Code or otherwise which in the aggregate is material in relation to the business, operations, Property or financial or other condition of the Borrower; or

                  (m) there occurs any material adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise).

     13.    REMEDIES.

            (a) If an Event of Default exists, the Lender may, without notice to or demand on the Borrower, do one or more of the following at any time or times and in any order: (i) reduce the Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Revolving Loans and restrict or refuse to arrange for Letters of Credit; (iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in SECTIONS 12.1(e), 12.1(f), 12.1(g), or 12.1(h), all Obligations shall automatically become immediately due and payable); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

            (b) If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrower shall, upon the Lender's demand, at the Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Borrower's address specified in or pursuant to SECTION 15.11. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorney's fees, and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to the Borrower or such other Person as shall be legally entitled thereto and the Borrower shall remain liable for any deficiency.

            (c)   If an Event of Default occurs, the Borrower hereby waives
(i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and
(ii) all rights of set-off and counterclaim against the Lender.

            (d) If the Lender terminates this Agreement upon an Event of Default, the Borrower shall pay the Lender, immediately upon termination, a fee equal to the early termination fee that would have been payable under
SECTION 14 if this Agreement had been terminated on that date pursuant to the Borrower's election.


     14. TERM AND TERMINATION. This Agreement shall expire on January 13, 2000 (the "Stated Termination Date") unless earlier terminated or automatically extended as provided in this Section. This Agreement shall automatically be renewed on the Stated Termination Date for successive one-year terms, unless this Agreement is terminated as provided below. The Lender and the Borrower shall have the right to terminate this Agreement, without premium or penalty, on the Stated Termination Date at the end of any renewal term by giving the other written notice not less than sixty (60) days prior to the end of such term by registered or certified mail. The Borrower may also terminate this Agreement at any time prior to the Stated Termination Date or during any renewal term if: (a) it gives the Lender sixty (60) days prior written notice of termination by registered or certified mail; (b) it pays and performs all Obligations on or prior to the effective date of termination; and
(c) it pays the Lender, on or prior to the effective date of termination, and in addition to any other prepayment premium required hereunder and the fees required by SECTION 6.4, (i) two percent (2%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period (or lesser period if within 180 days of the Closing Date) if such termination is made on or prior to the first Anniversary Date; and (ii) one percent (1%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period if such termination is after the first Anniversary Date but prior to the second Anniversary Date; PROVIDED, however, that if such termination occurs in connection with a refinancing agented by the Bank or in which the Bank is the sole lender, the prepayment fee set forth in this clause (c) shall not be payable; PROVIDED further that in any event no prepayment fee shall be payable after the second Anniversary Date. The Lender may also terminate this Agreement without notice while an Event of Default exists. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable and Borrower shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).


     15.    MISCELLANEOUS.

            15.1 CUMULATIVE REMEDIES; NO PRIOR RECOURSE TO COLLATERAL. The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to correct the Obligations without any prior recourse to the Collateral.

            15.2 NO IMPLIED WAIVERS. No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

            15.3 SEVERABILITY. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be is effective only to such extent, without invalidating the remainder of this Agreement.

            15.4 GOVERNING LAW. This Agreement shall be deemed to have been made in the State of California and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

            15.5 CONSENT TO JURISDICTION AND VENUE; SERVICE OF PROCESS. The Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Superior Court of the State of California for Los Angeles County, or in the United States District Court for the Central District of California, and the Borrower consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. The Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrower. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

            15.6 WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE PERMISSIVE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

            15.7  ARBITRATION; REFERENCE PROCEEDING.

                  (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH AND ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY BE DETERMINED BY ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT (TITLE 9, U.S. CODE), NOTWITHSTANDING ANY CHOICE OF LAW PROVISION IN THIS AGREEMENT, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED WITHIN LOS ANGELES COUNTY, CALIFORNIA. THE ARBITRATOR(S) SHALL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM. ANY CONTROVERSY CONCERNING WHETHER AN ISSUE IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). JUDGMENT UPON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.

                  (b) Notwithstanding the provisions of subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Lender which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

                  (c) A controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs (a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Section 638 ET SEQ. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA--sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                  (d) No provision of this paragraph shall limit the right of either party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Lender's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

            15.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

            15.9 OTHER SECURITY AND GUARANTIES. The Lender may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

            15.10 FEES AND EXPENSES. The Borrower shall pay to the Lender on demand all reasonable costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegals' fees and disbursements of counsel to the Lender (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff); (b) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) Taxes, fees and other charges for recording the mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, meals and other expenses together with an allocated charge of $500 per day for each auditor employed by the Lender for inspections of the Collateral and the Borrower's operations; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) all amounts that the Borrower is required to pay in connection with the Letters of Credit; (i) costs and expenses of preserving and protecting the Collateral; and (j) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the

Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's loan account as Revolving Loans.

            15.11 NOTICES. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

     If to the Lender:        BankAmerica Business Credit, Inc.
                              55 South Lake Avenue, Suite 900
                              Pasadena, CA 91101
                              Attention: Portfolio Manager

     with a copy to:          Bank of America N.T. & S.A., Legal
                               Department
                              10124 Old Grove Road
                              San Diego, California 92131
                              Attention: Thomas Montgomery, Esq.

     and a copy to:           Orrick, Herrington & Sutcliffe LLP
                              777 South Figueroa Street,
                              Suite 3200
                              Los Angeles, California 90017
                              Attention: Gary D. Samson, Esq.

     If to the Borrower:      Strouds, Inc.
                              780 South Nogales Street
                              City of Industry, California 91748
                              Attention: President

     with a copy to:          Latham & Watkins
                              633 W. Fifth Street, Suite 4000
                              Los Angeles, California 90071-2007
                              Attention: Mary Ruhl, Esq.

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

            15.12 INDEMNIFICATION. THE BORROWER HEREBY INDEMNIFIES, DEFENDS AND HOLDS THE LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS,

CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR ON CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING AND FURTHER INCLUDING, WITHOUT LIMITATION, ALL LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), EXPENSES OR LIABILITIES SUSTAINED BY THE LENDER IN CONNECTION WITH ANY ENVIRONMENTAL INSPECTION, MONITORING, SAMPLING, OR CLEANUP OF THE ENCUMBERED REAL ESTATE REQUIRED OR MANDATED BY ANY ENVIRONMENTAL LAW; PROVIDED, HOWEVER, THAT THE BORROWER SHALL NOT INDEMNIFY THE LENDER, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH DAMAGES RESULTING FROM THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against the Borrower, or by the Borrower or any other party against the Lender, which in the Lender's sole discretion makes it advisable for the Lender to seek counsel for protection and preservation of its Collateral and Security Interest hereunder, or to defend its own interest, such expenses and reasonable counsel fees shall be allowed to the Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this SECTION 15.12 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by the Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

            15.13 WAIVER OF NOTICES. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

            15.14 BINDING EFFECT; ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any assignee of the Obligations or any part thereof.

            15.15 MODIFICATION. This Agreement is intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

            15.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

            15.17 CAPTIONS. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

            15.18 RIGHT OF SET-OFF. Whenever an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not then due and payable. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            15.19 PARTICIPATING LENDER'S SECURITY INTERESTS. The Lender may, without notice to or consent by the Borrower, grant one or more participations in the Loans to Participating Lenders. If a Participating Lender shall at any time with the Borrower's knowledge participate with the Lender in the Loans, the Borrower hereby grants to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of the Borrower in the custody or possession of the Participating Lender, including the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of setoff to the extent of Participating Lender's participation in the Obligations under this Agreement as it would have it were a direct lender.






IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                STROUDS, INC.



                                By: ____________________________
                                Name: __________________________
                                Title: _________________________

                                BANKAMERICA BUSINESS CREDIT INC.




                                By: ____________________________
                                Name: __________________________
                                Title: _________________________

                             EXHIBIT A
                    FORM OF SECURITY AGREEMENT
                      (INTELLECTUAL PROPERTY)




See attached.

                        SECURITY AGREEMENT
                     (INTELLECTUAL PROPERTY)


            THIS SECURITY AGREEMENT (INTELLECTUAL PROPERTY) ("SECURITY AGREEMENT"), dated as of January __, 1997, is executed by Strouds, Inc., a Delaware corporation ("STROUDS"), in favor of BankAmerica Business Credit, Inc. ("LENDER").

                             RECITALS

            A. Pursuant to a Loan and Security Agreement dated as of the date hereof ("LOAN AGREEMENT") between Strouds and Lender, Lender has agreed to extend certain credit facilities to Strouds upon the terms and subject to the conditions set forth therein.

            B. The Lender's obligation to extend the credit facilities to Strouds under the Loan Agreement is subject, among other conditions, to receipt by Lender of this Security Agreement duly executed by Strouds.

                             AGREEMENT

            NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Strouds hereby agrees with Lender as follows:

            1. DEFINITIONS AND INTERPRETATION. When used in this Security Agreement, the following terms shall have the following respective meanings:

                  "COLLATERAL" shall have the meaning given to that term in PARAGRAPH 2 hereof.

                  "COPYRIGHT OFFICE" shall mean the United States
     Copyright Office or any successor office or agency thereto.

                  "COPYRIGHTS" shall have the meaning given to that term in ATTACHMENT I hereto.

                  "OBLIGATIONS" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Strouds to Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Loan Agreement or any of the other Loan Documents, including all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to and payable by Strouds hereunder and thereunder.

                  "PATENT AND TRADEMARK OFFICE" shall mean the
     United States Patent and Trademark Office or any successor office or agency thereto.

                  "PATENT APPLICATIONS" means and refers to all applications made by, or on behalf of, Strouds to the Patent and Trademark Office or to any similar office or agency of any foreign country or political subdivision thereof for the registration of Patents.

                  "PATENT REGISTRATIONS" means and refers to all Patents registered with the Patent and Trademark Office or with any similar office or agency of any foreign country or political subdivision thereof and all Patent Applications.

                  "PATENTS" shall have the meaning given to that term in ATTACHMENT I hereto.

                  "TRADE SECRETS" shall have the meaning given to that term in ATTACHMENT I hereto.

                  "TRADEMARKS" shall have the meaning given to that term in ATTACHMENT I hereto.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.

            2.    GRANT OF SECURITY INTEREST; CONDITIONAL ASSIGNMENT.

                  (a) As security for the Obligations, Strouds hereby pledges and grants to Lender a security interest in all right, title and interest of Strouds in and to the property described in ATTACHMENT I annexed hereto (collectively and severally, the "COLLATERAL"), which ATTACHMENT I is incorporated herein by this reference.

                  (b)   In addition to, and not by way of
     limitation of, the pledge and mortgage of and grant of a security interest in the Collateral set forth in SUBPARAGRAPH 2(a), effective only upon both (i) the occurrence of an Event of Default and (ii) the written notice of Lender to Strouds during the continuance of such Event of Default Strouds hereby assigns, transfers and conveys to Lender, all of Strouds' right, title and interest in and to the Collateral.

                  (c)   Notwithstanding the provisions of
     SUBPARAGRAPH 2(b), any assignment, transfer and conveyance of any Trademark to Lender shall only be deemed to have occurred if there is a contemporaneous assignment, transfer and conveyance to Lender of the goodwill, business and/or means of production, associated with the goods produced or sold or the services rendered in connection with such Trademark.

            3.    REPRESENTATIONS AND WARRANTIES. Strouds
represents and warrants to Lender that:

                  (a)   Strouds is the owner of the Collateral
     (or, in the case of after-acquired Collateral, at the time Strouds acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Strouds acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in against or to Strouds' rights in the Collateral;

                  (b)   The Lender has (or in the case of
     after-acquired Collateral, at the time Strouds acquires rights therein, will have) a first priority perfected security interest in the Collateral;

                  (c)   Strouds has full corporate power and
     authority to make the conditional assignment and to grant the security interest herein granted;

                  (d)   Strouds does not own any Patents,
     Trademarks or Copyrights registered in, or the subject of pending applications in, the Patent and Trademark Office or the Copyright Office or any similar offices or agencies in any other country or any political subdivision thereof, other than those described in SCHEDULES A -E TO ATTACHMENT I hereto;

                  (e)   Strouds has:

                        (i)   the sole, full and unencumbered
            right, title and interest in and to the Trademarks shown on SCHEDULE A TO ATTACHMENT I for the goods and services covered by the registrations thereof and such registrations are valid and enforceable and in full force and effect;

                        (ii)  the sole, full and unencumbered
            right, title and interest in and to each of the Patents shown ON SCHEDULE B TO ATTACHMENT I, and the registrations thereof are valid and enforceable and in full force and effect;

                        (iii) the sole, full and unencumbered
            right, title and interest in and to each of the Copyrights shown on SCHEDULE E TO ATTACHMENT I, and according to the records of the Copyright Office, each of said copyrights is valid and enforceable and in full force and effect;




                  (f) To the knowledge of Strouds, there is no claim by any third party that any Patents, Trademarks or Copyrights are invalid or unenforceable or do or may violate the rights of any Person;

                  (g)   All licenses of Patents, Trademarks,
     Copyrights and Trade Secrets which Strouds has granted to any Person are set forth in SCHEDULE F TO ATTACHMENT I hereto;

                  (h)   All licenses of Patents, Trademarks,
     Copyrights and Trade Secrets which any Person has granted to Strouds are set forth in SCHEDULE G TO ATTACHMENT I hereto;

                  (i) Strouds has obtained from each employee who may be considered the inventor of patentable inventions (invented within the scope of such employee's employment) an assignment to Strouds of all rights to such inventions, including Patents; and

                  (j) Strouds has taken all steps necessary to protect the secrecy and the validity under applicable law of all material Trade Secrets.

            4.    COVENANTS OF STROUDS. Strouds hereby agrees:

                  (a) Strouds will perform all acts and execute all documents, including notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office. as applicable, substantially in the form of ATTACHMENT II (appropriately revised) annexed hereto, that may be necessary or desirable to record, maintain, preserve, protect and perfect the Lender's interest in the Collateral, the Lien granted to the Lender in the Collateral and the first priority of such Lien;

                  (b)   Except to the extent that Lender shall
     give its prior written consent,

                        (i)   Strouds (either itself or through
            licensees) will continue to use the Trademarks which are material to its business in connection with each and every trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain such Trademarks in full force and effect free from any claim of abandonment for nonuse, and Strouds will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated;



                        (ii)  Strouds will not do any act or omit
            to do any act whereby the Patent Registrations may become abandoned or dedicated or the remedies available against potential infringers weakened and shall notify Lender immediately if it knows of any reason or has reason to know that any Patent Registration may become abandoned or dedicated;

                        (iii) Strouds will not do any act or omit
            to do any act whereby the Copyrights may become abandoned or dedicated or the remedies available against potential infringers weakened and shall notify Lender immediately if it knows of any reason or has reason to know that any Copyright may become abandoned or dedicated; and

                        (iv)  Strouds will not assign, sell,
            mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or Lien upon, encumber, grant an exclusive or non-exclusive license, or otherwise dispose of any of the Collateral, and nothing in this Security Agreement shall be deemed a consent by Lender to any such action except as expressly permitted herein;

                  (c) Except as may be expressly limited by the Loan Agreement, Strouds will promptly pay Lender for any and all sums, costs, and expenses which Lender may pay or incur pursuant to the provisions of this Security Agreement or in enforcing the Obligations, the Collateral or the security interest and assignments granted hereunder, including all filing or recording fees, court costs, collection charges, travel, and reasonable attorneys' fees and expenses, all of which together with interest at the highest rate then payable on the Obligations shall be part of the Obligations and be payable on demand;

                  (d) Strouds will promptly notify Lender upon the filing, either by Strouds or through any agent, employee, licensee or designee, of (i) an application for the registration of any Patent, Trademark or Copyright with the Patent and Trademark Office or the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any Patent or Trademark, which Strouds may acquire from a third party, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any Copyright, which Strouds may acquire from a third party, with the Copyright Office or any similar office or agency in any other country or any political subdivision thereof. Upon the request of Lender, Strouds shall execute and deliver any and all assignments, agreements, instruments, documents and papers as Lender may request to evidence the Lender's interest in such Patent, Trademark (and the goodwill and general intangibles of Strouds relating thereto or represented thereby), or Copyright in the United States, and Strouds authorizes Lender to amend an original counterpart of the applicable notice of security interest executed pursuant to SUBPARAGRAPH 4(a) of this Security Agreement without first obtaining Strouds' approval of or signature to such amendment and to record such assignment with the Patent and Trademark Office or Copyright Office as applicable;

                  (e) Strouds will keep the Collateral free of all Liens except in favor of Lender and Permitted Liens:

                  (f) Strouds will take all necessary steps in any proceeding before the Patent and Trademark Office the Copyright Office or any similar office or agency in any other country or any political subdivision thereof to diligently prosecute or maintain as applicable each application and registration of the Patents Trademarks and Copyrights which are material to its business including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication abandonment or invalidation is permitted hereunder);

                  (g)   During the term of the Loan Agreement,
     Strouds shall (i) make application to the Patent and Trademark Office (and assign such application to Lender as security) to register any material unpatented but patentable inventions developed by Strouds or its employees (within the scope of their employment) unless Strouds in the exercise of its prudent business judgment deems any such Patent not to have any significant commercial value or determines that its rights thereunder are better preserved as a Trade Secret;
     (ii) make application to the Patent and Trademark
     Office to register any registerable but unregistered material Trademarks used by Strouds in connection with its products or services; and (iii) make application to the Copyright Office to register any material unregistered Copyright to which Strouds has rights;

                  (h)   Strouds shall (i) use proper statutory
     notice in connection with its use of the Patents Trademarks and Copyrights (ii) use its best efforts to maintain consistent standards of quality in its manufacture of products sold under the Trademarks or provision of services in connection with the Trademarks and (iii) take all steps necessary to protect the secrecy and the validity under applicable law of all material Trade Secrets;

                  (i)   Strouds agrees that if it or any
     Affiliate learns of any use by any Person of any term or design likely to cause confusion with any material Trademark Strouds shall promptly notify Lender of such use and of all steps taken and to be taken to remedy any infringement of any such Trademark;

                  (j) Strouds shall maintain with each employee who may be the inventor of patentable inventions (invented within the scope of such employee s employment) an invention assignment agreement requiring such employee to assign all rights to such inventions, including patents and patent applications, to Strouds and further requiring such employee to cooperate fully with Strouds, its successors in interest, including Lender, and their counsel, in the prosecution of any patent application or in any litigation involving the invention, whether such cooperation is required during such employee's employment with Strouds or after the termination of such employment;

                  (k) Strouds shall at all times keep at least one complete set of its records concerning the Collateral at its chief executive office and shall make such records available for inspection by Lender in accordance with the terms of the Loan Agreement.

     5.     AUTHORIZED ACTION BY LENDER.

            (a) Lender may, in its sole discretion, pay any amount or do any act required of Strouds hereunder or requested by Lender to preserve, defend, protect, maintain, record or enforce Strouds' obligations contained herein, the Obligations, the Collateral, or the right, title and interest granted Lender by this Security Agreement, and which Strouds fails to do or pay, and any such payment shall be deemed an advance by Lender to Strouds and shall be payable on demand together with interest at the highest rate then payable on the Obligations.

            (b) Strouds agrees to execute and deliver to Lender three originals of a Special Power of Attorney in substantially the form of ATTACHMENT III to this Agreement for the implementation of the recording, giving of notice, preservation, assignment, sale or other disposal of the Collateral pursuant to SUBPARAGRAPHS 2(a), 2(b), 5(a) AND 7(a).

            (c) Strouds hereby grants to Lender and its employees and agents the right to visit Strouds' business facilities at which Strouds manufactures products or provides services, which products or services are sold under or provided in connection with any of the Trademarks, and to inspect such products and the quality control records relating thereto or observe the provision of such services.

     6.     LITIGATION AND OTHER PROCEEDINGS

            (a) Strouds shall have the right and obligation to commence and diligently prosecute such suits, proceedings or other actions for infringement or other damage, or reexamination or reissue proceedings, or opposition or cancellation proceedings as are reasonable to protect any of the material Patents, Trademarks, Copyrights or Trade Secrets. No such suit, proceeding or other actions shall be settled or voluntarily dismissed, nor shall any party be released or excused of any claims of or liability for infringement, without the prior written consent of Lender, which consent shall not be unreasonably withheld.

            (b) Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right but not the obligation to bring suit or institute proceedings in the name of Strouds to enforce any rights in the Collateral, including any license thereunder, in which event Strouds shall at the request of Lender do any and all lawful acts and execute any and all documents required by Lender in aid of such enforcement. If Lender elects not to bring suit to enforce any right under the Collateral, including any license thereunder, Strouds agrees to use all reasonable measures, whether by suit, proceeding or other action, to prevent the infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

     7.     DEFAULT AND REMEDIES.

            (a) Strouds shall be deemed in default under this Security Agreement upon the occurrence of an Event of Default, as that term is defined in the Loan Agreement. Upon the occurrence and during the continuation of any such Event of Default, Lender may, at its option, and (except if otherwise specified below) without notice to or demand on Strouds, and in addition to all rights and remedies available to Lender under the Loan Agreement or the other Loan Documents, do any one or more of the following:

                  (i)   upon ten (10) days' prior notice to
     Strouds, direct Strouds not to make any further use of the Patents, the Trademarks (or any mark similar thereto) or the Copyrights (or any work deriving therefrom) for any purpose;

                  (ii) at any time and from time to time, upon ten (10) days' prior notice to Strouds, license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Patents, Trademarks or Copyrights, throughout the world for such term or terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine;

                  (iii) at any time and from time to time, enforce (and upon notice to Strouds have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Strouds in, to and under any one or more license agreements with respect to the Collateral (without assuming any obligations or liability thereunder), and take or refrain from taking any action under any thereof;

                  (iv) at any time and from time to time, upon ten (10) days' prior notice to Strouds, assign, sell, or otherwise dispose of, the Collateral or any of it, either with or without special or other conditions or stipulations, with power to buy the Collateral or any part of it, and with power also to execute assurances, and do all other acts and things for completing the assignment, sale or disposition which Lender shall, in its sole discretion, deem appropriate or proper; and
                  (v) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral pursuant to CLAUSE (a)(iv) hereof, Lender may, at any time, pursuant to the authority granted in the Power of Attorney executed pursuant to SUBPARAGRAPH 5(b) hereof, execute and deliver on behalf of Strouds, one or more instruments of assignment of the Patents, Trademarks or Copyrights (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

            (b) Strouds agrees to pay when due all reasonable costs incurred in any such transfer of the Patents, Trademarks or Copyrights, including any taxes, fees and reasonable attorneys' fees and expenses, and all such costs shall be added to the Obligations. Lender may apply the proceeds actually received from any such license, assignment, sale or other disposition to the reasonable costs and expenses thereof, including reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Lender, and then to the Obligations, in such order as to principal or interest as Lender may desire; and Strouds shall remain liable and will pay Lender on demand any deficiency remaining, together with interest thereon at a rate equal to the highest rate then payable on the Obligations and the balance of any expenses unpaid. Nothing herein contained shall be construed as requiring Lender to take any such action at any time. In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, after the occurrence or continuation as hereinabove provided of an Event of Default, Strouds shall supply its know-how and expertise relating to the manufacture and sale of the products bearing or in connection with which the Trademarks Patents or Copyrights are used, and its customer lists and other records relating to the Trademarks, Patents or Copyrights and to the distribution of products or the provisions of services, to Lender or its designee.

     8.     INDEMNIFICATION AND RELEASE.

            (a) Strouds assumes all responsibility and liability arising from the use of the Patents, Trademarks and Copyrights, and Strouds hereby indemnifies and holds Lender and its directors, officers, employees, agents and any of its Affiliates ("INDEMNITEES") harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees and expenses) arising out of or in connection with any alleged infringement of any patent, trademark, service mark, trade name, trade secret or copyright of a third party or alleged defect in any product manufactured, promoted or sold by Strouds (or any Affiliate of Strouds) in connection with any Patent, Trademark or Copyright or out of the manufacture, promotion, labeling, sale or advertisement of any product or service by Strouds (or any Affiliate of Strouds). Strouds agrees that Lender does not assume nor shall it have any responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by Strouds, and Strouds hereby agrees to indemnify and hold each Indemnitee harmless with respect to any and all claims by any Person relating thereto.

            (b) Strouds agrees to indemnify and hold each Indemnitee harmless and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees and expenses) arising out of or in connection with
(i) any claim, suit or proceeding instituted by or against Strouds, (ii) any action taken or omitted to be taken by Lender pursuant to SUBPARAGRAPH 6(b), or (iii) any action taken or omitted to be taken by Lender pursuant to CLAUSE 7(a)(iii) hereof with respect to any license agreement of Strouds; PROVIDED, HOWEVER, that Strouds shall not be required to indemnify any Indemnitee to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee.

            (c) Strouds hereby releases each Indemnitee from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Indemnitees, or any of them, under the powers of attorney granted under the Special Power of Attorney executed pursuant to SUBPARAGRAPH 5(b) herein, other than actions taken or omitted to be taken through the gross negligence or willful misconduct of such Indemnitees.

            (d) Strouds agrees to cause Lender to be named as an additional insured with respect to any policy of insurance held by Strouds from time to time covering product liability or intellectual property infringement risk.

     9.     MISCELLANEOUS.

            (a) NOTICES. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Strouds or Lender under this Security Agreement shall be made and deemed received in accordance with Section 15.11 of the Loan Agreement.

            (b) NONWAIVER. No failure or delay on Lender's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

            (c) AMENDMENTS AND WAIVERS. Except with respect to action by the Lender pursuant TO SUBPARAGRAPH 4(d), this Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Strouds and Lender as required by the Loan Agreement. Each waiver or consent under any provision hereof shall be effective only in the specific instances and for the purpose for which given.

            (d) ASSIGNMENTS. This Security Agreement shall be binding upon and inure to the benefit of Lender and Strouds and their respective successors and assigns; PROVIDED, HOWEVER, that Strouds and Lender may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Loan Agreement.

            (e) CUMULATIVE RIGHTS, ETC. The rights, powers and remedies of Lender under this Security Agreement shall be in addition to all rights, powers and remedies given to Lender by virtue of any applicable law, rule or regulation of any Governmental Authority, the Loan Agreement, any other Loan Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender's rights hereunder. Strouds waives any right to require Lender to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Lender's power.

            (f) PAYMENTS FREE OF TAXES, ETC. All payments made by Strouds under this Security Agreement shall be made by Strouds free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Strouds shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Lender, Strouds shall furnish evidence satisfactory to Lender that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

            (g) PARTIAL INVALIDITY. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

            (h) GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

            (i) SUBMISSION TO JURISDICTION. Strouds hereby irrevocably and unconditionally:

                  (i)   Submits for itself and its property in
     any legal action or proceeding relating to this Security Agreement or for recognition and enforcement of any judgment in respect thereof to the non-exclusive jurisdiction of the courts of the State of California and the courts of the United States of America for the Central District of

     California and consents and agrees to suit being brought in such courts as Lender may elect;

                  (ii) Waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

                  (iii) Waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to Strouds at the address set forth in the Loan Agreement and that service so made shall be deemed completed upon the earlier of Strouds' actual receipt thereof or 3 business days after deposit in the U.S. Mails, proper postage prepaid. Nothing in this Security Agreement shall be deemed or operate to affect the right of Lender to serve legal process in any other manner permitted by law or to preclude the enforcement by Lender of any judgment or order obtained in such forum or the taking of any action under this Security Agreement to enforce same in any other appropriate forum or jurisdiction.

            (j) JURY TRIAL. EACH OF STROUDS AND LENDER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.


            IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the day and year first above written.

                                STROUDS, INC.



                                By:_____________________________
                                  Name:_________________________
                                  Title:________________________





                                BANKAMERICA BUSINESS CREDIT, INC.



                                By:_____________________________
                                  Name:_________________________
                                  Title:________________________

                           ATTACHMENT I
                      TO SECURITY AGREEMENT


            (a) All copyrights including (i) all original works of authorship fixed in any tangible medium of expression, all right, title and interest therein and thereto, and all registrations and recordings thereof, including all applications, registrations and recordings in the Copyright Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by Strouds, including those described on SCHEDULE E TO THIS ATTACHMENT I annexed hereto, which SCHEDULE E is incorporated herein by this reference, and (ii) all extensions or renewals thereof and all licenses thereof (collectively, the "COPYRIGHTS");

            (b) All patentable inventions, patent rights, shop rights, letters patent of the United States or any other country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including (i) all Patent Registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any foreign country or political subdivision thereof, all whether now owned or hereafter acquired by Strouds, including those described in SCHEDULES B AND D to this ATTACHMENT I annexed hereto, which SCHEDULES B AND D are incorporated herein by this reference, and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (collectively, the "PATENTS");

            (c) All trademarks, trade names, trade styles and service marks, and all prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, and all designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, all registrations and recordings thereof, including (i) all applications, registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by Strouds, including those described in SCHEDULES A AND C TO THIS ATTACHMENT I, which SCHEDULES A AND C are incorporated herein by this reference, and (ii) all reissues, extensions or renewals thereof and all licenses thereof (collectively, the "TRADEMARKS");

            (d) All goodwill of Strouds' business symbolized by the Trademarks and all customer lists and other records of Strouds relating to the distribution of products or provision of services bearing or covered by the Trademarks;

            (e) All information, including formulas, patterns, compilations, programs, devices, methods, techniques or processes, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, all whether now owned or hereafter acquired by the Strouds (collectively, the "TRADE SECRETS").

            (f) All claims by Strouds against any Person for past, present or future infringement of the Patents, Trademarks, Copyrights or Trade Secrets;

            (g) All proceeds of the foregoing (including whatever is receivable or received when Collateral or proceeds is (are) sold, collected, exchanged, licensed or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

                    SCHEDULE A TO ATTACHMENT I
                      TO SECURITY AGREEMENT


                              TRADEMARKS


     TRADEMARK           JURISDICTION    REG. DATE       REG. NO.

Strouds, the Linen Experts    U.S.        09/24/96      2,003,415

Strouds Linen Outlet          U.S.        09/24/96      2,002,249








































I-A

                      SCHEDULE B TO ATTACHMENT I
                        TO SECURITY AGREEMENT

                                PATENTS


TITLE                      DATE ISSUED              PATENT NO.

None











































I-B

                      SCHEDULE C TO ATTACHMENT I
                        TO SECURITY AGREEMENT

                      APPLICATIONS FOR TRADEMARKS

    TRADEMARK      JURISDICTION    DATE FILED    REGISTRATION NO.
Strouds                U.S.         04/15/94        74/513,201

Details                U.S.         03/22/95        74/653,115

Details                U.S.         03/22/95        74/650,299

Details                U.S.         03/22/95        74/650,300

Details                U.S.         03/22/95        74/650,298

Details                U.S.         03/22/95        74/649,950

Details                U.S.         03/22/95        74/649,949

Palette                U.S.         02/27/95        74/638,661

Palette                U.S.         02/27/95        74/638,662

Palette                U.S.         02/27/95        74/638,658

Palette                U.S.         02/27/95        74/638,656

Palette                U.S.         02/27/95        74/638,657

Palette                U.S.         02/27/95        74/638,660

Palette                U.S.         02/27/95        74/638,659

Essentials             U.S.         03/02/95        74/641,298

Essentials             U.S.         03/02/95        74/641,292

Essentials             U.S.         03/02/95        74/641,245

Essentials             U.S.         03/02/95        74/641,242

Essentials             U.S.         03/02/95        74/641,244

Strouds Home Compass   U.S.         08/26/96        75/155,891

Home Compass           U.S.         08/26/96        75/155,890

Garage Sale            U.S.         12/12/96        75/212,360

I-C

                      SCHEDULE D TO ATTACHMENT I
                        TO SECURITY AGREEMENT

                         PATENT APPLICATIONS


TITLE        JURISDICTION     APPLICATION DATE    APPLICATION NO.

None











































I-D

                     SCHEDULE E TO ATTACHMENT I
                        TO SECURITY AGREEMENT

                              COPYRIGHTS

REGISTRATION NO.            JURISDICTION              DATE

None












































I-E

                    SCHEDULE F TO ATTACHMENT I
                      TO SECURITY AGREEMENT

          LICENSES GRANTED BY STROUDS TO THIRD PARTIES


None.













































I-F

                      SCHEDULE G TO ATTACHMENT I
                        TO SECURITY AGREEMENT

             LICENSES GRANTED BY THIRD PARTIES TO STROUDS


Software licenses used in the ordinary course of business.













































I-G

              ATTACHMENT II TO SECURITY AGREEMENT

                   [SEPARATE INSTRUMENT FOR
                   EACH FORM OF COLLATERAL]

                   GRANT OF SECURITY INTEREST

              [PATENTS] [TRADEMARKS] [COPYRIGHTS]

            THIS GRANT OF SECURITY INTEREST, dated as of January
___, 1997, is executed by Strouds, Inc., a Delaware corporation ("Strouds"), in favor of BankAmerica Business Credit, Inc. ("Lender").

            A. Pursuant to a Loan and Security Agreement dated as of the date hereof ("LOAN AGREEMENT") between Strouds and Lender, Lender has agreed to extend certain credit facilities to Strouds upon the terms and subject to the conditions set forth therein.

            [B.   Strouds owns the letters patent, and/or applications for
letters patent, of the United States, more particularly described on SCHEDULES 1-A AND 1-B annexed hereto as part hereof (collectively, the "PATENTS");]

            [B.   Strouds has adopted, used and is using the trademarks, more particularly described on SCHEDULES 1-A AND 1-B annexed hereto as part hereof, which trademarks are registered or subject to an application for registration in the United States Patent and Trademark Office (collectively, the "TRADEMARKS");]

            [B.   Strouds owns the copyrights registered in the United States
Copyright Office, more particularly described on SCHEDULE 1-A annexed hereto as part hereof (collectively, the "Copyrights");]

            C. Strouds has entered into a Security Agreement (Intellectual Property) dated the date hereof (the "SECURITY AGREEMENT") in favor of Lender; and

            [D.   Pursuant to the Security Agreement, Strouds has granted to
Lender a security interest in all right, title and interest of Strouds in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the "COLLATERAL"), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement;]

            [D.   Pursuant to the Security Agreement, Strouds has granted to
Lender a security interest in all right, title and interest of Strouds in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the customer lists and records related to the Trademarks and the applications and registrations thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the "COLLATERAL"), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement;]

            [D.   Pursuant to the Security Agreement, Strouds has granted to
Lender a security interest in all right, title and interest of Strouds in and to the Copyrights and the registrations thereof, together with any renewals or extensions thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Copyrights (the "COLLATERAL"), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement;]

            NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Strouds does hereby further grant to Lender a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

            Strouds does hereby further acknowledge and affirm that the rights and remedies of Lender with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

            Lender's address is:

            BankAmerica Business Credit, Inc.
            55 South Lake Avenue, Suite 900
            Pasadena, California 91101
            Attn: Portfolio Manager
            Telephone No.: (818) 397-1800
            Telecopier No.: (818) 397-1805

            IN WITNESS WHEREOF, Strouds has caused this Assignment to be executed as of the day and year first above written.



                                  STROUDS, INC.



                                  By:__________________________
                                    Name:______________________
                                    Title:_____________________

              CALIFORNIA ALL-PURPOSE NOTARY ACKNOWLEDGMENT

State of _____________
County of ____________

On this ______ day of ______________________, 199___, before me,
_______________________________________________________________
                                         Name, Title of Officer
personally appeared ___________________________________________
                                           Name(s) of Signer(s)

___ personally known to me -OR - ___ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                               WITNESS my hand and official seal.



                               _________________________________
                                             SIGNATURE OF NOTARY

* * * * * * * * * * * * OPTIONAL SECTION * * * * * * * * * * * *
                   CAPACITY CLAIMED BY SIGNER

Through statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document

__INDIVIDUAL                               __ATTORNEY-IN-FACT
__CORPORATE OFFICERS(S)                    __TRUSTEE(S)
__PARTNER(S)  __LIMITED                    __GUARDIAN/CONSERVATOR
__GENERAL                                  __

OTHER:________________________________________________________________________
____________________________________________________

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)
_____________________________
_____________________________
_____________________________


* * * * * * * * * * * * OPTIONAL SECTION * * * * * * * * * * * *

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW:
TITLE OR TYPE OF DOCUMENT ______________________________________
NUMBER OF PAGES __________ DATE OF DOCUMENT_____________________
SIGNER(S) OTHER THAN NAMED ABOVE________________________________

Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

            SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

                             PATENTS

TITLE                      DATE ISSUED               PATENT NO.















































II-A

            SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

                        PATENT APPLICATIONS



TITLE                   APPLICATION DATE         APPLICATION NO.













































II-B

           SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

                           TRADEMARKS



MARK                 REGISTRATION DATE           REGISTRATION NO.













































II-A

           SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

                      TRADEMARK APPLICATIONS



MARK                  APPLICATION DATE            APPLICATION NO.













































II-B

          SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

                          COPYRIGHTS



DESCRIPTION            REGISTRATION DATE         REGISTRATION NO.













































II-A

                ATTACHMENT III TO SECURITY AGREEMENT

                     SPECIAL POWER OF ATTORNEY

STATE OF CALIFORNIA            )
                               )  ss.:
COUNTY OF LOS ANGELES          )


            KNOW ALL PERSONS BY THESE PRESENTS, THAT Strouds, Inc., a Delaware corporation ("STROUDS"), pursuant to a Security Agreement (Intellectual Property), dated the date hereof (the "SECURITY AGREEMENT"), between Strouds and Lender (as hereinafter defined) hereby appoints and constitutes BankAmerica Business Credit, Inc. ("LENDER"), its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Strouds:

            1. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of Strouds in and to any letters patent of the United States or any other country or political subdivision thereof, and all registrations, recordings, reissues, continuations, continuations-in-part and extensions thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

            2. For the purpose of assigning. selling, licensing or otherwise disposing of all right, title and interest of Strouds in and to any trademarks, licensee of trademarks, trade names, trade styles and service marks, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

            3. For the purpose of assigning, selling, licensing or otherwise disposing of all right, title and interest of Strouds in and to any copyrights, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

            4. For the purpose of evidencing and perfecting Lender's interest in any patent trademark license or copyright not previously assigned to Lender as security, or in any patent, trademark or copyright, which Strouds may acquire from a third party, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect


III-1
to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

            5. To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as Lender may in its sole discretion determine.

            This power of attorney is made pursuant to the Security Agreement and takes effect solely for the purposes of SUBPARAGRAPHS 2(a), 2(b), 5(a) AND 7(a) thereof and is subject to the conditions thereof and may not be revoked until the payment in full of all "Obligations" as defined in the Security Agreement.

Dated: January ___, 1997


                               STROUDS, INC.



                               By:_______________________________
                                Name:____________________________
                                Title:___________________________































III-2

                           EXHIBIT B
                       PERMIITTED LIENS


See attached.

               BANKAMERICA BUSINESS CREDIT, INC./STROUDS, INC.

                                PERMITTED LIENS

              SEARCH                                INSTRUMENT
JURISDICTION   TYPE            RESULTS                  NO.       FILE DATE
CALIFORNIA
Secretary       UCC     Ford Equipment Leasing       91091101      04/25/91
  of State              Co. (leased equipment)

Secretary       UCC     Ford Equipment Leasing       91095761      05/01/91
   of State             Co. (leased equipment)

Secretary       UCC     Premier Computer Sales       92019678      01/30/92
   of State             (leased equipment)

Secretary       UCC     Crown Credit Co.             92038982      02/27/92
   of State             (specific equipment)

Secretary       UCC     Premier Computer Sales       92124774      06/05/92
   of State             (leased equipment)

Secretary       UCC     Premier Computer Sales       92168370      08/03/92
   of State             (leased equipment)

Secretary       UCC     Crown Credit Co.             93079973      04/20/93
   of State             (specific equipment)

Secretary       UCC     Premier Computer Sales       93144285      07/16/93
   of State             (leased equipment)

Secretary       UCC     Sensormatic Electronics      9516560717    06/12/95
   of State             Corp. (equipment (lease)

Secretary       UCC     Relational Funding Corp.     9620460389    07/19/96
   of State             (Community First Financial,
                        as assignee) (leased
                        equipment)

Secretary       UCC     Lyon Credit Corp. (all       9621860559    08/02/96
   of State             furniture, fixtures and
                        equipment, now owned
                        or hereafter
                        acquired, located at
                        stores #64 and #67)

Secretary       UCC     Trimarc Financial            9622860341    08/12/96
   of State             (specific equipment)

Secretary       UCC     Trimarc Financial            9627560032    09/27/96
   of State             (specific equipment)


              SEARCH                                INSTRUMENT
JURISDICTION   TYPE            RESULTS                  NO.       FILE DATE
Secretary       UCC     Trimarc Financial            9627560039    09/27/96
   of State             (specific equipment)


ILLINOIS

Secretary       UCC     Alarmex (leased equipment)   3315658       10/12/94
   of State

Secretary       UCC     Alarmex (leased equipment)   3347298       01/04/95
   of State

Secretary       UCC     Alarmex (leased equipment)   3387368       04/12/95
   of State

Secretary       UCC     Lyon Credit Corp. (all       3573799       08/02/96
   of State             furniture, fixtures and
                        equipment, now owned or
                        hereafter acquired, located
                        at store #67)

Secretary       UCC     Trimarc Financial            3578002       08/15/96
   of State             (specific equipment)

Secretary       UCC     Checkpoint Security Systems  3610833       11/12/96
   of State             (leased equipment)

Cook County     UCC     Lyon Credit Corp. (all       96-U09979     08/07/96
                        furniture, fixtures and
                        equipment, now owned or
                        hereafter acquired, located
                        at store #67)


MARYLAND

Secretary       UCC     Trimarc Financial            62258190      08/12/96
   of State             (specific equipment)


MINNESOTA

Secretary       UCC     Alarmex (leased equipment)   1725735       12/27/94
   of State


              SEARCH                                INSTRUMENT
JURISDICTION   TYPE            RESULTS                  NO.       FILE DATE
NEVADA

Secretary       UCC     Lyon Credit Corp. (all       9612203       08/02/96
   of State             furniture, fixtures and
                        equipment, now owned or
                        hereafter acquired, located
                        at store #64)

Washoe County   UCC     Lyon Credit Corp. (all       2018349       08/05/96
                        furniture, fixtures and
                        equipment, now owned or
                        hereafter acquired, located
                        at store #64)


                           EXHIBIT C
                   FORM OF BAILEE AGREEMENT



See attached.

                       BAILMENT AGREEMENT

            This Bailment Agreement ("Agreement") is entered into as of this _______ day of ____________________, 1997 between ________________ ("Bailee")
and BankAmerica Business Credit, Inc. ("BABC") in reference to the following facts:

            A. Strouds, Inc. ("Strouds") periodically stores, delivers to or otherwise maintains at the premises of Bailee inventory of Strouds ("Inventory") pursuant to written or verbal agreements. Under such agreements, Bailee provides certain services to Strouds in connection with such Inventory.

            B. Bailee is paid certain sums by Strouds for its services in connection with the Inventory.

            C. BABC has entered into a Loan and Security Agreement with Strouds pursuant to which BABC has agreed to make certain financial accommodations to Strouds based, in part, on the value of the Inventory.

            D. BABC would not extend such financial accommodations but for Bailee's entering into this Agreement

            NOW THEREFORE, the parties hereto do hereby agree as follows:

            1. Subject to Bailee's claim for unpaid charges for its services in connection with the Inventory, Bailee acknowledges that BABC has a first priority perfected security interest in the Inventory and all accounts arising therefrom.

            2. Bailee agrees that it does not have any title to nor interest in the Inventory and that at all times the Inventory remains the property of Strouds, subject to the security interest of BABC.

            3. Upon advice from BABC in writing that an Event of Default (as defined in the Loan Agreement) has occurred, Bailee agrees to release the Inventory only to such parties and in the manner directed by BABC. If such an Event of Default has occurred, and upon BABC's request, the Inventory will be released to BABC.

            4. Bailee agrees to give notice within five (5) days of any default by Strouds of any provision of its agreements with Bailee at:

                  BankAmerica Business Credit, Inc.
                  55 South Lake Avenue, Suite 900
                  Pasadena, CA 91101
                  Attn: Portfolio Manager
                  Fax:(818) 796-3358


Upon receipt of said notice, BABC shall have the right, but not the obligation, to cure such default within ten (10) days. Any failure by BABC to cure such default shall not otherwise affect the rights of BABC hereunder.

            5. This Agreement shall be governed by the laws of the State of California and shall inure to the benefit of and be binding upon the successors, heirs and assigns of BABC and Bailee.

            6. In the event of an action to enforce, interpret or concerning this Agreement, the prevailing party shall be entitled to reimbursement of its costs and reasonable attorneys' fees.

                               [BAILEE]




                               By _______________________________

                               Its ______________________________


                               BANKAMERICA BUSINESS CREDIT, INC.




                               By _______________________________

                               Its ______________________________



AGREED:


STROUDS, INC.




By ____________________________

Its ___________________________

                           EXHIBIT D-1
                     FINANCIAL STATEMENTS



See attached.

                               STROUDS, INC.
                         CONDENSED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                                  (UNAUDITED)                   (UNAUDITED)
                                                  NOVEMBER 30      MARCH 2      NOVEMBER 25
                                                     1996            1996           1996
                                                  ------------   ------------   ------------
ASSETS
Current assets:
   Cash                                            $     419       $     210      $   2,012
   Marketable securities                                 ---             ---            ---
   Accounts receivable                                 3,586           1,835          3,423
   Merchandise inventory                              73,278          60,167         62,406
   Other                                               4,075           4,245          2,262
                                                   ---------        --------      ---------
      Total current assets                            81,358          66,457         70,103
Property and equipment -at cost,
   net of accumulated depreciation and
   amortization                                       24,667          18,206         16,561
Excess of cost over net assets acquired, net           7,854           8,047          8,112
Other assets                                             841           1,297          1,664
                                                   ---------       ---------      ---------
      Total assets                                 $ 114,720       $  94,007      $  96,440
                                                   =========       =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term debt            $     573       $     237      $     317
   Accounts payable                                   19,550          14,367         20,364
   Accrued expenses                                   10,554           8,974         10,083
                                                   ---------       ---------      ---------
      Total current liabilities                       30,677          23,578         30,764
Long-term debt                                        28,337          12,446          9,410
Other noncurrent liabilities                           2,794           2,514          2,431
                                                   ---------       ---------      ---------
      Total liabilities                               61,808          38,538         42,605
                                                   ---------       ---------      ---------
Stockholders  equity:
   Preferred stock, $0.0001 par value; authorized
      1,000,000 shares; no shares outstanding            ---             ---            ---
   Preferred stock, Series B, $0.0001 par value;
      authorized 250,000 shares; no shares
      outstanding                                        ---             ---            ---
   Common stock, $0.0001 par value; authorized
      25,000,000 shares; issued and outstanding -
      October 28, 1995, 8,423,160 shares; March
      2, 1996, 8,512,059 shares; and November
      2, 1996, 8,522,817 shares                            1               1              1
   Additional paid-in capital                         38,982          38,946         38,777
   Retained earnings                                  13,929          16,522         15,057
                                                   ---------       ---------      ---------
   Total stockholders  equity                         52,912          55,469         53,835
                                                   ---------       ---------      ---------
   Total liabilities and stockholders" equity      $ 114,720       $  94,007      $  96,440
                                                   =========       =========      =========

                                       STROUDS, INC.
                                   STATEMENTS OF INCOME
                                      (IN THOUSANDS)

                                          FOUR WEEKS ENDED        THIRTY-NINE WEEKS ENDED
                                      -------------------------  -------------------------
                                      NOVEMBER 30  NOVEMBER 25   NOVEMBER 30  NOVEMBER 25
                                         1996         1995           1996        1995
                                      ------------ ------------  ------------ ------------
Net sales                              $  19,684    $  16,716     $ 150,936   $  134,528
Costs and expenses:
   Cost of sales, buying and occupancy    13,784       11,518       107,232       92,889
   Selling and administrative expenses     6,365        4,908        46,496       39,277
   Amortization of excess of cost over
      net assets acquired                     20           20           194          194
                                        ---------    ---------      ---------    ---------
                                          20,169       16,446       153,922      132,360
                                        ---------    ---------      ---------    ---------

         Operating income (loss)            (485)         270        (2,986)       2,168

Other income (Expense)                       (24)          18           365          151
Interest expense, net                       (226)         (53)       (1,140)        (470)
                                        ---------    ---------      ---------    ---------

         Income (loss) before income
            taxes                           (735)         235        (3,761)       1,849

Income tax (benefit) expense                (139)          94        (1,168)         744
                                        ---------    ---------      ---------    ---------

         Net income (loss)             $    (596)   $     141     $  (2,593)   $   1,105
                                        =========    =========      =========    =========



                                       STROUDS, INC.
                           CONDENSED STATEMENTS OF CASH FLOWS
                                      (IN THOUSANDS)

                                                  FOUR WEEKS ENDED   THIRTY-NINE WEEKS ENDED
                                                  NOVEMBER30, 1996      NOVEMBER30, 1996
                                                  ----------------      ----------------
Cash flows from operating activities:
   Net income (loss)                                 $      (596)         $    (2,593)
   Adjustments to reconcile net income to net cash
       provided by (used in) operating activities:
         Depreciation and amortization of property
            and equipment                                    403                3,238
        Amortization of excess of cost over net
            assets acquired                                   20                  194
        Change in assets and liabilities:
           (Increase) decrease in accounts
              receivable                                    (883)              (1,751)
           (Increase) decrease in merchandise
              inventory                                     (685)             (13,111)
           Increase (decrease) in accounts payable
              and accrued expenses                          (760)               8,315
           Other                                           2,612                  907
                                                      ----------           ----------
            Net cash provided by (used in)
              operating activities                           111               (4,801)
                                                      ----------           ----------
 Cash flows from investing activities:
   Capital expenditures                                     (947)              (9,784)
   Other                                                      83                   83
                                                      ----------           ----------
           Net cash provided by (used in)
              investing activities                          (864)              (9,701)
                                                      ----------           ----------
Cash flows from financing activities:
   Borrowings under long-term debt                         6,850               39,350
   Repayment of long-term debt                            (2,840)             (22,919)
   Principal payments under capital
      lease obligations                                      ---                 (205)
   (Decrease) increase in overdraft                       (3,628)              (1,552)
   Proceeds from exercise of stock options
      and purchases under employee stock
      purchase plan                                          ---                   37
                                                      ----------           ----------
           Net cash provided by (used in)
              financing activities                           382               14,711
                                                      ----------           ----------
           Net increase in cash                             (371)                 209
Cash at beginning of period                                  790                  210
                                                      ----------           ----------
Cash at end of period                                 $      419           $      419
                                                      ==========           ==========
Supplemental disclosure of cash flow information:
   Cash paid during the year for:
      Interest                                        $      201           $    1,066
      Income taxes                                           ---                  195
                                                      ==========           ==========